UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AEP Industries Inc.

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LETTER TO OUR STOCKHOLDERS

February 24, 2012

To our Stockholders:

We cordially invite you to attend our 2012 annual meeting of stockholders, which will be held on Tuesday, April 10, 2012, at 10:00 a.m., local time, at the Holiday Inn, 283 Route 17 South, Hasbrouck Heights, New Jersey.

At the annual meeting, stockholders will be asked to elect the three Class B Directors named in the accompanying proxy statement, to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012, to approve (on an advisory basis) the compensation of our named executive officers and to approve the material terms of performance unit goals used under the 2005 Stock Option Plan, for compliance with Section 162(m) of the Internal Revenue Code. We urge you to carefully review the proxy materials and to vote FOR each director nominee, FOR the ratification of KPMG’s appointment, FOR the approval of the compensation of our named executive officers and FOR the approval of the material terms of performance unit goals used under the 2005 Stock Option Plan, for compliance with Section 162(m) of the Internal Revenue Code.

To our beneficial owners, please note that brokers and certain banks and nominees will be unable to vote on your behalf with respect to all proposals (except the ratification of KPMG’s appointment) if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each of the proposals set forth in the accompanying proxy statement. Please refer to the accompanying notice and proxy statement for additional information regarding the proposals.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly to save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

Thank you for your continued support of AEP.

Sincerely,

J. Brendan Barba

Chairman of the Board

President and Chief Executive Officer

Corporate Headquarters

125 Phillips Avenue

South Hackensack, NJ 07606

(201) 641-6600

AEP INDUSTRIES INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Our 2012 annual meeting of stockholders will be held on Tuesday, April 10, 2012 at 10:00 a.m., local time, at the Holiday Inn, 283 Route 17 South, Hasbrouck Heights, New Jersey to conduct the following items of business:

•	To elect three Class B Directors named in the accompanying Proxy Statement to serve for a three-year term or until their respective successors have been elected and qualified.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012.

•	To approve (on an advisory basis) the compensation of our named executive officers.

•	To approve the material terms of performance unit goals used under the 2005 Stock Option Plan, for compliance with Section 162(m) of the Internal Revenue Code.

•	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders of our common stock at the close of business on February 17, 2012, the record date, are entitled to receive this notice and to attend and vote at the annual meeting. For ten days prior to the annual meeting, a complete list of stockholders will be available during regular business hours at our principal executive office, 125 Phillips Avenue, South Hackensack, NJ 07606. A stockholder may examine the list for any legally valid purpose related to the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote promptly and save us the expense of additional solicitation. If you attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote in person.

By Order of the Board of Directors

Sandra C. Major
Vice President and Secretary

South Hackensack, New Jersey

February 24, 2012

Page No.
About the Annual Meeting	1
Proposal No. 1—Election of Directors	5
Director Background and Qualifications	5
Director Independence	9
Board Matters	10
The Board of Directors	10
Committees of the Board	11
Corporate Governance	14
Director Compensation	15
Stockholder Communication with the Board	16
Compensation Discussion and Analysis	17
Compensation Committee Report	30
Compensation Committee Interlocks and Insider Participation	30
Named Executive Officer Compensation Tables	31
Summary Compensation Table for Fiscal 2011	31
Grants of Plan-Based Awards in Fiscal 2011	32
Outstanding Equity Awards at October 31, 2011	33
Option Exercises and Stock Vested in Fiscal 2011	33
Potential Payments Upon Termination or Change-in-Control	34
Certain Relationships and Related Person Transactions	41
Family Relationships between Directors and Executive Officers	41
Related Person Transactions	41
Security Ownership of Certain Beneficial Owners and Management	43
Audit Committee Report	45
Audit Committee Matters	46
Pre-Approval Policies and Procedures	46
KPMG Fees	46
Proposal No. 2—Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2012	47
Proposal No. 3—Advisory Vote on Named Executive Officer Compensation	48
Proposal No. 4—Approval of the Material Terms of Performance Unit Goals Used Under the 2005 Stock Option Plan, for Compliance with Section 162(m) of the Internal Revenue Code	49
Additional Information	56
Equity Compensation Plans	56
Section 16(a) Beneficial Ownership Reporting Compliance	56
Availability of Fiscal 2011 Annual Report to Stockholders	56
Requirements for Submission of Stockholder Proposals and Nominations for 2013 Annual Meeting	57
Solicitation by Board; Expenses	57
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 10, 2012	57

AEP INDUSTRIES INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 10, 2012

ABOUT THE ANNUAL MEETING

Throughout this proxy statement, “fiscal” refers to the fiscal year ended October 31.

Who is soliciting my vote?

The Board of Directors (the “Board”) of AEP Industries Inc. (the “Company”) is soliciting your proxy, as a holder of our common stock, for use at our 2012 annual meeting of stockholders and any adjournment or postponement of such meeting. The 2012 annual meeting of stockholders will be held on Tuesday, April 10, 2012, at 10:00 a.m., local time, at the Holiday Inn, 283 Route 17 South, Hasbrouck Heights, New Jersey.

The notice of annual meeting, proxy statement and form of proxy was first mailed to stockholders of record of our common stock on or about February 24, 2012.

What is the purpose of the annual meeting?

At the annual meeting, you will be voting on:

•	The election of three Class B Directors named in this proxy statement to serve for a three-year term or until their respective successors have been elected and qualified.

•	The ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal 2012.

•	The approval (on an advisory basis) of the compensation of our named executive officers.

•	To approve the material terms of performance unit goals used under the 2005 Stock Option Plan, for compliance with Section 162(m) of the Internal Revenue Code.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of KPMG’s appointment, FOR the approval of the compensation of our named executive officers and FOR the approval of the material terms of performance unit goals used under the 2005 Stock Option Plan, for compliance with Section 162(m) of the Internal Revenue Code. We are not aware of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to your proxies to vote on such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

In addition, management will report on our performance and will respond to appropriate questions from stockholders. Representatives of KPMG will be present at the annual meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our stockholders.

Who is entitled to vote?

You may vote if you owned shares of our common stock at the close of business on February 17, 2012, the record date, provided such shares are held directly in your name as the stockholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. As of February 17, 2012, we had 5,511,425 shares of common stock outstanding and entitled to vote.

What is the difference between holding shares as a stockholder of record and a beneficial owner?

Stockholders of Record.    If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners.    Many of our stockholders hold their common shares through a broker, bank or other nominee rather than directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you request and obtain a proxy from your broker, bank or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares.

May I vote my shares in person at the annual meeting?

Even if you plan to be present at the meeting, we encourage you to vote your shares prior to the meeting.

Stockholders of Record.    If you are a stockholder of record and attend the annual meeting, you may deliver your completed proxy card or vote by ballot.

Beneficial Owners.    If you hold your common shares through a bank, broker or other nominee and want to vote such shares in person at the annual meeting, you must obtain a proxy from your broker, bank or other nominee giving you the power to vote such shares. However, participants in the 401(k) Savings and Employee Stock Ownership Plan are not able to vote the shares allocated to their account in person at the annual meeting.

Can I vote my shares without attending the annual meeting?

By Mail.    You may vote by completing, signing and returning the enclosed proxy card or voting instruction card. If you are a stockholder of record and the postage-paid envelope is missing, please mail your completed proxy card to AEP Industries Inc., c/o Sandra C. Major, Vice President and Secretary, 125 Phillips Avenue, South Hackensack, NJ 07606.

Participants in the 401(k) Savings and Employee Stock Ownership Plan.    Your proxy card will serve to instruct the trustee of the 401(k) Savings and Employee Stock Ownership Plan on how to vote your shares. If you do not provide instructions on how to vote your shares, those shares will not be voted. To allow sufficient time for the trustee to vote your shares, your proxy card must be received by April 5, 2012.

Other.    If you are a beneficial owner or you receive your annual meeting materials by e-mail, you may have the option to vote your shares via the internet or telephone.

Can I change my vote?

Stockholders of Record.    You may change your vote at any time before the proxy is exercised by voting in person at the annual meeting or by filing with our Secretary either a notice revoking the proxy or a properly signed proxy, in each case bearing a later date. Your attendance at the annual meeting in person will not cause your previously granted proxy to be revoked unless you file the proper documentation.

Beneficial Owners.    If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised. For participants in the 401(k) Savings and Employee Stock Ownership Plan, if you would like to revoke or change your voting instructions, you must do so by April 5, 2012.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address. Our transfer agent is:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, NY 10038

Telephone: 800-937-5449

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Stockholders of Record.    If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters.

Beneficial Owners.    If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, which includes the ratification of the appointment of an independent registered public accounting firm. For all other matters at the 2012 annual meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

How many shares must be present to hold the meeting?

In order for us to conduct the annual meeting, a majority of our outstanding shares entitled to vote as of February 17, 2012 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions and broker non-votes will be considered as present for purposes of determining a quorum.

What vote is required to approve each item of business?

Proposal No. 1—Election of Directors.    The three nominees receiving the highest number of “for” votes at the meeting will be elected as Class B Directors. This number is called a plurality. Withheld votes and broker non-votes will have no effect on the outcome of the vote.

Proposal No. 2—Ratification of Appointment of KPMG.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for ratification of the appointment of KPMG as our independent public registered accounting firm for fiscal 2012. Abstentions will have the same effect as a vote against the matter.

Proposal No. 3—Advisory Approval of the Compensation of Our Named Executive Officers.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the approval of the compensation of our named executive officers. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Although the advisory votes in Proposal Nos. 2 and 3 are not binding on the Company, the Board and/or respective Committee will take your vote into consideration in determining future activities.

Proposal No. 4—Approval of the Material Terms of Performance Unit Goals Used Under the 2005 Stock Option Plan, For Compliance with Section 162(m) of the Internal Revenue Code.    The affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy, is required for the approval of the material terms of performance unit goals used under the 2005 Stock Option Plan. Abstentions will have the same effect as a vote against the matter. Broker non-votes will have no effect on the outcome of the vote.

Other Matters.    If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of shares entitled to vote and present at the meeting, in person or by proxy. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Who will count the votes and where can I find the voting results?

American Stock Transfer & Trust Company will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the Securities and Exchange Commission (the “SEC”), we intend to publish the final results in a current report on Form 8-K within four business days of the annual meeting.

PROPOSAL NO . 1—

ELECTION OF DIRECTORS

The Board currently consists of nine members serving three-year staggered terms. Three directors are to be elected at the annual meeting to hold office until the 2015 annual meeting of stockholders (Class B directors). Each director will serve until a successor is elected and qualified or until such director’s earlier resignation, retirement or death. The Board has re-nominated the current Class B directors, Robert T. Bell, Paul M. Feeney and Frank P. Gallagher, for new three-year terms. As discussed below, the Board has affirmatively concluded that Messrs. Bell and Gallagher are independent under the applicable rules of the NASDAQ Global Select Market (“Nasdaq”). The remaining directors are Class C directors (term expires in 2013) or Class A directors (term expires in 2014).

Each of the nominees has consented to be listed in this proxy statement and agreed to serve as a director if elected by the stockholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies in the attached proxy card will vote for that substitute nominee. Alternatively, the Board may reduce the size of the Board.

The Board recommends that you vote FOR the election of each of the Class B director nominees:

The director and director nominees of the Company are as follows:

Name	Age	Title	Class—Term Ending
Kenneth Avia	69	Director	Class A—2014
J. Brendan Barba	71	Chairman, President and Chief Executive Officer	Class C—2013
Robert T. Bell	68	Director	Class B—2012
Ira M. Belsky	59	Director	Class A—2014
Richard E. Davis	69	Director	Class C—2013
Paul M. Feeney	69	Executive Vice President, Finance, Chief Financial Officer and Director	Class B—2012
Frank P. Gallagher	68	Director	Class B—2012
Lawrence R. Noll	63	Vice President, Tax and Administration and Director	Class A—2014
Lee C. Stewart	63	Director	Class C—2013

Director Background and Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience and background sought of Board members in the context of our business and the then-current membership on the Board. The Committee and the Board review and assess the continued relevance of and emphasis on these factors as part of the Board’s annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board’s goal of creating and sustaining a Board that can appropriately support and oversee the Company’s activities.

We believe our directors have an appropriate balance of knowledge, experience, attributes, skills and expertise as a group to ensure the Board appropriately fulfills its oversight responsibilities and acts in the best interests of stockholders. Although specific qualifications for Board membership may vary from time to time, desired qualities include (a) the highest ethical character, integrity and shared values with the Company, (b) loyalty to the Company and concern for its success and welfare, (c) sound business judgment, and (d) sufficient commitment and availability to effectively carry out a director’s duties. Listed below are additional key skills and experience that we consider important for our directors to have in light of our current business and structure. Thereafter, the biographies of the directors and nominees set forth their business experience during at least the past five years, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the Nominating and Corporate Governance Committee’s conclusion that each director and nominee should continue to serve on the Board.

•

Senior Leadership Experience.    Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational, organizational and policy issues at a senior level.

•

Public Company Board Experience.    Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relations of a board to the CEO and other management personnel, the importance of particular agenda and oversight matters, and oversight of a changing mix of strategic, operational, governance and compliance-related matters.

•

Business Development and Mergers and Acquisitions Experience.    Directors who have a background in business development and in mergers and acquisitions transactions can provide insight into developing and implementing strategies for growing our business, which may include mergers and acquisitions. Useful experience in mergers and acquisitions includes an understanding of the importance of “fit” with the Company’s culture and strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•

Financial and Accounting Expertise.    Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control of such activities. The Company also strives to have a number of directors who qualify as financial experts under SEC rules.

•

Industry and Technical Expertise.    We are a manufacturing company of plastic packaging films. Education or experience in manufacturing is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing operations, and the market segments in which we compete.

•

Brand Marketing Expertise.    We serve the packaging, transportation, beverage, food, automotive, pharmaceutical, chemical, electronics, construction, agriculture and textile industries. Directors who have brand marketing experience and/or knowledge of the foregoing industries can provide expertise and guidance as we seek to maintain and expand brand and product awareness and a positive reputation in these industries.

•	Global Expertise. Our customer base is global and therefore directors with global expertise can provide a useful business and cultural perspective regarding aspects of our business.

Kenneth Avia has served as a director of the Company since 1980. Mr. Avia has been the Managing Principal of Avia Consulting Group LLC since 2002. From 1993 to 2002, he served as the Executive Vice President of First Data Merchant Services, a global payment services firm. From 1984, to 1993, Mr. Avia was the Divisional Vice President of Automatic Data Processing, Inc., a global independent computing services firm.

Mr. Avia has a broad background in strategic and operational planning, and he possesses extensive senior leadership and global expertise, based on his employment at multinational companies and his recent consulting work. He also has significant knowledge of the Company based on his 31 years of service as a director of the Company.

J. Brendan Barba has served as President, Chief Executive Officer and a director of the Company since he co-founded the Company in 1970 and has been Chairman of the Board since 1985.

Mr. Barba has led the Company as its principal executive officer and a director for over 41 years and as Chairman for over 26 years. Mr. Barba has a unique perspective and understanding of the Company’s business, culture and history, having led the Company through many economic cycles, global expansion and curtailment, acquisitions and dispositions, and other key operational initiatives. His day-to-day leadership of the Company gives him critical insights into the Company’s operations, strategy and competition, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong technical, marketing, strategic, and operational expertise and he possesses in-depth knowledge of the plastic packaging films industry on a global basis.

Robert T. Bell has served as a director of the Company since 2006. Mr. Bell has been the Member/Manager of Foundation Consultants LLC since 2002, the Executive Director of the Charles B. Wang Foundation since 1988 and the Executive Director of the Charles B. Wang International Foundation (f/k/a Sagamore Hill Supporting Organization) since 1999. From 1965 to 1998, he worked as a Certified Public Accountant for Mendelsohn, Kary, Bell & Natoli, LLP, including as a Partner (1973 – 1998) and as Managing Partner (1986 – 1996). Mr. Bell has been a member of the Board of Directors of a number of public charities and private entities throughout his career, including currently with The Smile Train Inc. (public charity; serves as Chairman of the Audit Committee), the Charles B. Wang Community Health Center, Inc. (serves on the Finance/Audit Committee), the Memorial Day Nursery of Paterson, Inc. (private entity; serves on the Finance Committee), the Plainview Chinese Cultural Center, Inc. (private entity; serves on the Finance Committee), the Charles B. Wang Foundation (private entity), the Charles B. Wang International Foundation (private entity), and the New York Islanders Children’s Foundation (public charity).

Mr. Bell’s long tenure as a certified public accountant, as well as his civic leadership roles, has provided him with significant experience and expertise on accounting and financial reporting matters, including for public companies. Based on the foregoing, the Board has determined that Mr. Bell is a financial expert in accordance with SEC rules. As the executive director of significant foundations, he also has broad-based senior leadership, global and finance expertise.

Ira M. Belsky has served as a director of the Company since 2011. Mr. Belsky is a seasoned executive and attorney. Since his retirement in 2002, he has served as a Trustee of a local regional high school district board of education for which he currently serves as President. From 1999 through June 2002, he was Executive Vice President, Business Development and Legal Affairs, and a member of the Executive Committee of FreeRide.com L.L.C., an internet-based media business. Prior to that, he served as special counsel to Time Warner Inc. From 1996 through April 1998, Mr. Belsky served as Senior Vice President, General Counsel and Secretary of Six Flags Entertainment Corporation, a leading national theme park company. Mr. Belsky practiced law with the international law firm O’Melveny & Myers in Los Angeles and New York, where his practice was focused on securities, mergers and acquisitions, and general corporate affairs. Mr. Belsky is a graduate of Stanford Law School and the University of Pennsylvania.

Mr. Belsky has a broad background in legal, governance and general corporate and finance matters, and he possesses extensive senior leadership skills from his service as in-house and outside general counsel to numerous companies as well as various executive management positions.

Richard E. Davis has served as a director of the Company since 2004. Mr. Davis has been the Vice President—Finance and Chief Financial Officer of Glatt Air Techniques, Inc., a supplier of solids processing technology to pharmaceutical and manufacturing organizations, since 1988. From 1985 to 1988, he was Vice President, Finance and Chief Financial Officer of The GMI Group, a conglomerate with computer graphics, advertising, audio/visual presentations, music and book publishing operations.

Mr. Davis has a broad background in accounting and financial reporting, and he possesses extensive senior leadership and global expertise, based on his service as the principal financial officer at multinational companies, as an auditor for three years and as a teacher of accounting courses at the college and graduate school level. Based on the foregoing, the Board has determined that Mr. Davis is a financial expert in accordance with SEC rules. Mr. Davis also has extensive knowledge of the manufacturing and pharmaceutical industries, two key industries served by the Company, based on his employment with Glatt Air Techniques.

Paul M. Feeney has served as Executive Vice President, Finance, Chief Financial Officer and a director of the Company since 1988. From 1980 to 1988, he served as Vice President and Treasurer of Witco Corporation, a chemical products corporation.

Mr. Feeney has led the Company as its principal financial officer and a director for over 23 years. Mr. Feeney has a unique perspective and understanding of the Company’s business, culture and history, having led the Company through many economic cycles, global expansion and curtailment, acquisitions and dispositions, and other key operational initiatives. His day-to-day leadership of the Company gives him critical insights into the Company’s financial performance, operations and strategy, and he facilitates the Board’s ability to perform its oversight function. Throughout his career at the Company, he has demonstrated strong financial reporting, finance, accounting, strategic, and operational expertise and he possesses in-depth knowledge of the plastic packaging films industry on a global basis.

Frank P. Gallagher has served as a director of the Company since 2005. From 1996 to 2003, Mr. Gallagher was a director of Coach USA, a transportation company, and also served as its Chairman of the Board (1999—2003), its Chief Executive Officer (2000—2001), and its Executive Vice President and Chief Operating Officer (1998—1999). Mr. Gallagher served as a director of Stagecoach Holding PLC, a transportation company from Perth, Scotland, from 2000 to 2001. From 1985 to 1998, he was the President of Community Coach, a transportation company. Mr. Gallagher is currently a director of ABC Company, a private entity.

Mr. Gallagher has a broad background in strategic and operational planning, and he possesses extensive senior leadership and Board leadership expertise, based on his prior employment and Board positions. Mr. Gallagher also has extensive knowledge of the transportation industry, a key industry served by the Company and a critical component of the Company’s operations.

Lawrence R. Noll has served as a director of the Company since 2005, and also served as a director of the Company from 1993 to 2004. Mr. Noll has been employed by the Company in various positions since 1980, including currently as Vice President, Tax and Administration since 2007. Previously, he served as Vice President, Controller and Secretary (2005—2007), Vice President and Controller (1996—2005), Secretary (1993—1998), Vice President, Finance (1993—1996), and Controller (1980—1993).

Mr. Noll has been part of the Company’s executive and Board leadership team for over 31 years. Mr. Noll also has a unique perspective and understanding of the Company’s business, culture and history. Throughout his career at the Company, he has demonstrated strong financial reporting, accounting, and tax expertise and he possesses in-depth knowledge of the plastic packaging films industry on a global basis.

Lee C. Stewart has served as a director of the Company since 1996. Mr. Stewart has been an independent financial consultant since March 2001. He served as Executive Vice President and Chief Financial Officer of Foamex International, Inc., a manufacturer of polyurethane products, from March to May 2001. From 1996 to 2001, he was Vice President of Union Carbide Corporation, a manufacturer of petrochemicals, where he was responsible for various Treasury and Finance functions. Prior to such time, Mr. Stewart was an investment banker for over 25 years, most recently with Bear Stearns & Co., Inc. for over 10 years. Cumulatively, Mr. Stewart has over 38 years of experience as a director of public companies, including two other companies currently served. Since 2002, he has been a director of P.H. Glatfelter Company, a NYSE-listed company that is a global manufacturer of specialty papers and engineering products. He currently serves on the Compensation and Finance Committees and as Chair of the Nominating and Corporate Governance Committee leads the executive sessions of independent directors. Since 2005, he has been a director of ITC Holdings Corp., a NYSE-listed company that is an electrical transmission company. He currently is the Lead Director of the Board, serves on the Audit and Finance Committee and is Chair of the Compensation Committee. He was a director of Marsulex, Inc., a Toronto Stock Exchange-listed company, from 2000 to June 2011, at which time the company was sold. He most recently served on the Audit Committee and was Chair of the Human Resources and Compensation Committee.

Mr. Stewart has extensive knowledge of finance, capital raising and mergers and acquisitions based on his experience as a treasury officer, an investment banker and a financial consultant. Mr. Stewart also has significant public company Board experience, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, manufacturing and global matters. Based on the foregoing, the Board has determined that Mr. Stewart is a financial expert in accordance with SEC rules. In addition, Mr. Stewart has extensive knowledge of the key industries served by the Company based on his employment and Board experience. He also has significant knowledge of the Company based on his 15 years of service as a director of the Company.

Director Independence

The Board believes that there should be at least a majority of independent directors on the Board. The Board recently undertook its annual review of director independence in accordance with the applicable rules of Nasdaq. The independence rules include a series of objective tests, including that the director is not employed by us and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Pursuant to such authority, the Board has adopted additional categorical standards regarding relationships that the Board does not consider material for purposes of determining a director’s independence, as set forth in the Company’s Corporate Governance Guidelines, which are available on the Investor Relations section of our website at www.aepinc.com. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

The Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Messrs. Avia, Bell, Belsky, Davis, Gallagher and Stewart are independent directors under the applicable rules of Nasdaq. Messrs. Barba, Feeney and Noll are employed by us and therefore are not independent directors.

Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under the Nasdaq rules. In addition, the Board has affirmatively determined that the members of the Audit Committee qualify as independent under the audit committee independence rules established by the SEC.

BOARD MATTERS

The Board of Directors

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the stockholders. Although the Board does not have responsibility for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board is significantly involved in, among other things, our strategic planning process, leadership development and succession planning, as well as other functions carried out through the Board committees as described below. The Board currently consists of nine directors.

Board Leadership

Our Board is led by J. Brendan Barba, the Company’s Chairman, President and Chief Executive Officer. The Board believes this structure permits a clear, unified strategic vision for the Company that ensures alignment between the Board and management, provides clear leadership for the Company and helps ensure accountability for the Company’s performance. The Board does not utilize a lead independent director.

Although the Board recognizes the increasing utilization of Non-Executive Chairmen and lead independent directors in many public companies, the Board believes its current leadership structure is most appropriate for the Company and best serves the stockholders of the Company at the current time, as it has since Mr. Barba became Chairman in 1985. There is no “one size fits all” approach to ensuring independent leadership. The Board believes that its independent directors, who represent two-thirds of the Board, are deeply engaged and provide significant independent leadership and direction given their executive and Board experience noted above. See “Proposal No. 1-Election of Directors—Director Background and Qualifications.” The independent directors are the sole members of the Board committees, which oversee critical matters of the Company such as the integrity of the Company’s financial statements, the compensation of executive management, the nomination, selection and evaluation of directors, and the development and implementation of the Company’s corporate governance policies. The independent directors also meet regularly in executive session at Board and committee meetings and have access to independent advisors as they deem appropriate. Management supports this oversight role through its tone-at-the-top and open communication.

Risk Management

The Board oversees the Company’s risk management. This oversight is administered primarily through the following:

•	the Board’s review and approval of management’s annual business plan and five-year strategic and liquidity plans;

•	at least quarterly review by the Board of business developments, strategic plans and implementation, liquidity and financial results;

•	the Board’s oversight of succession planning;

•	the Board’s oversight of capital spending and financings;

•

the Audit Committee’s oversight of the Company’s accounting and financial reporting processes, including internal control over financial reporting and legal and regulatory compliance, the code of conduct and related person transactions;

•	the Nominating and Corporate Governance’s leadership in the oversight of governance policies and the self-evaluation assessments of the Board and committees; and

•

the Compensation Committee’s review and approvals regarding executive officer compensation and its relationship to the Company’s business plan, as well its review of compensation plans generally and the related incentives, risks and risk mitigants.

The Board does not believe its role in risk oversight has had an impact on the Board’s leadership structure.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The independent directors hold regularly scheduled executive sessions to meet without management present, with rotating directors leading such sessions. These executive sessions generally occur around regularly scheduled meetings of the Board.

All directors are expected to attend all meetings, including the annual meeting of stockholders. The Board met six times during fiscal 2011. In fiscal 2011, each director attended more than 75% of the aggregate of all meetings of the Board and the committees of which he was a member. Further, all directors attended the 2011 annual meeting of stockholders, except Mr. Gallagher.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee has regularly scheduled meetings and reports on its activities to the full Board. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committee and the Board. Each committee’s charter is posted on the Investor Relations section of our website at www.aepinc.com. The table below sets forth the current membership for the three Board committees and the number of meetings held for each in fiscal 2011.

Director	Audit	Compensation	Nominating and Corporate Governance
Kenneth Avia(1)		X
J. Brendan Barba
Robert T. Bell	Chair		X
Ira M. Belsky(1)	X
Richard E. Davis	X		X
Paul M. Feeney
Frank P. Gallagher		X	Chair
Lawrence R. Noll
Lee C. Stewart	X	Chair
Meetings	4	2	2

(1)	Effective November 1, 2011, Mr. Belsky was appointed to the Audit Committee in lieu of Mr. Avia.

Audit Committee

The Audit Committee’s responsibilities include:

•	providing general oversight of our financial reporting and internal control functions;

•	monitoring compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control; and

•	the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently KPMG.

The Committee may form and delegate authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in “Audit Committee Report” and “Audit Committee Matters,” as well as in its charter.

The Board has determined that each Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Committee. The Board has further determined that Messrs. Bell, Davis and Stewart qualify as “audit committee financial experts” in accordance with SEC rules. The designation of an “audit committee financial expert” does not impose upon such persons any duties, obligations or liability that are greater than those which are generally imposed on each of them as a member of the Committee and the Board, and such designation does not affect the duties, obligations or liability of any other member of the Committee or the Board.

Compensation Committee

The Compensation Committee’s responsibilities include:

•

administering the compensation programs for the Company’s executive officers and non-employee directors, including monitoring compensation trends, establishing the goals and policies of the compensation programs, and approving the compensation structure and amounts that may be earned thereunder;

•	recommending or approving equity grants and otherwise administering share-based plans, as well as other benefit plans and policies, to the extent delegated by the Board;

•	reviewing the Company’s compensation policies and practices for all employees, at least annually, regarding risk-taking incentives and risk management policies and practices; and

•	reviewing certain compensation disclosures in the Company’s proxy statement and other reports filed with or furnished to the SEC.

The Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described further in “Compensation Discussion and Analysis,” as well as in its charter.

The Board has determined that the current members of the Committee qualify as “non-employee directors” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Role of Management.    Similar to prior years, in fiscal 2011 the Committee received significant input from Messrs. Barba and Feeney with respect to the design and implementation of the Company’s compensation program for its executive officers. See “Compensation Discussion and Analysis” for further information.

Independence of Compensation Consultant.    The Committee has the sole authority to engage outside advisors and establish the terms of such engagement, including compensatory fees. As further specified below, the Committee has engaged Mercer Human Resource Consulting (“Mercer”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“MMC”), as its compensation consultant for both its executive officer and non-employee director compensation programs. In connection with such engagements, the Committee determined to engage Mercer and approved the terms of such engagement independently from the Company’s management. The Committee works with management to determine Mercer’s responsibilities and direct its work product, although the Committee is responsible for the formal approval of the work plan. Mercer’s fees for executive and director compensation consulting to the Committee in fiscal 2011 were $4,275.

During fiscal 2011, the Company retained Mercer and certain MMC affiliates to provide other services unrelated to executive and director compensation, which generally consisted of human resource consulting, including providing advice regarding the Company’s benefits programs in the area of plan design, compliance, administration and funding (aggregate fees of $57,892), and insurance brokerage services (aggregate commissions and related finance charges of $489,411). While neither the Committee nor the Board has historically approved such other services, because of the policies and procedures Mercer and the Committee have in place, the Committee believes that the advice it receives from the individual executive compensation consultants is objective and not influenced by Mercer’s or its affiliates’ other relationships with the Company. These policies and procedures include:

•	the Committee’s consultants receive no incentive or other compensation based on the fees charged to the Company for other services provided by Mercer or any of its affiliates;

•	the Committee’s consultants are not responsible for selling other Mercer or affiliate services to the Company;

•

Mercer’s professional standards prohibit the Committee’s consultants from considering any other relationships Mercer or any of its affiliates may have with the Company in rendering their advice and recommendations;

•	the Committee has the sole authority to retain and terminate the executive compensation consultant;

•	the Committee’s consultants have direct access to the Committee without management intervention and may participate in executive sessions with the Committee; and

•	the Committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.

Role of Compensation Consultant.    The Committee did not engage Mercer to perform a comprehensive executive compensation review with respect to the fiscal 2011 executive compensation program. The Committee previously engaged Mercer to conduct such review with respect to the fiscal 2010 executive compensation review; however, the Committee did not utilize such data to benchmark compensation for named executive officers in fiscal 2010 or 2011. Instead, the Committee continued to benchmark target annual compensation for named executive officers in accordance with the market data provided by Mercer in fiscal 2006. See “Compensation Discussion and Analysis” for further information. The Committee intends to retain a compensation consultant to perform a comprehensive review of the Company’s executive compensation program approximately every three years or as otherwise appropriate.

With respect to non-employee director compensation, the Committee determined that it would not change the compensation program for fiscal 2011and that it was unnecessary to obtain a revised compensation study for fiscal 2011. Therefore, the Committee concluded not to utilize Mercer in fiscal 2011 regarding the non-employee director compensation program. The Committee intends to retain a compensation consultant to perform a comprehensive review of the Company’s non-employee director compensation program approximately every three years or as otherwise appropriate. The Committee last utilized Mercer in fiscal 2008 to perform a comprehensive review of such program, focusing on three areas: (A) annual retainers; (B) meeting fees; and (C) share-based compensation. The Compensation Committee determined that no change was appropriate at such time.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members and recommending director nominees to the Board;

•	reviewing the composition, organization, function and performance of the Board and its Committees; and

•	exercising general oversight over corporate governance policy matters of the Company, including developing, recommending and monitoring the Corporate Governance Guidelines.

The Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Committee are described in greater detail in its charter.

The Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, the operations of the Company and the long-term interests of stockholders. See “Proposal No. 1-Election of Directors—Director Background and Qualifications.” The Committee does not have a specific diversity policy underlying its nomination process, although it seeks to ensure the Board includes members with diverse backgrounds, qualifications, skills and experience relevant to the Company’s business.

Generally, the Committee will re-nominate incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. If a vacancy on the Board occurs or the Board increases in size, the Committee will actively seek individuals that satisfy the Committee’s criteria for membership on the Board and the Committee may rely on multiple sources for identifying and evaluating potential nominees, including referrals from our current directors and management. In fiscal 2011, the Committee did not employ a search firm or pay fees to other third parties in connection with identifying or evaluating Board nominee candidates.

The Committee will consider recommendations of director nominees by stockholders so long as such recommendations are sent on a timely basis and are otherwise in accordance with our By-Laws and applicable law. See “Additional Information—Requirements for Submission of Stockholder Proposals and Nominations for 2013 Annual Meeting” for additional information. The Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. We did not receive any nominations of directors by stockholders for the 2012 annual meeting of stockholders.

Corporate Governance

The Board, as well as management, is committed to responsible corporate governance to ensure that we are managed for the benefit of our stockholders. To that end, the Board and management periodically review and update, as appropriate, our corporate governance policies and practices, and, when required, make changes to such policies and practices as are mandated by the Sarbanes-Oxley Act, Dodd-Frank, other SEC rules and regulations and the listing standards of Nasdaq.

A copy of the Board’s committee charters, the Code of Conduct and the Corporate Governance Guidelines will be sent to any stockholder, without charge, upon written request to Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at www.aepinc.com. These guidelines address, among other things, director responsibilities, qualifications (including independence), compensation, CEO succession and related matters.

Code of Conduct

The Board has adopted a Code of Conduct, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct addresses, among other things, ethical principles, insider trading, conflicts of interest, compliance with laws and confidentiality. The Code of Conduct can be found in the Investor Relations section of our website at www.aepinc.com. Any amendments to the Code of Conduct, or any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq, will be posted on our website in the Investor Relations section.

Committee Charters

See “—Committees of the Board” for a description of the Board’s delegation of authority and responsibilities to the three standing committees.

Director Compensation

Non-employee directors of the Board receive a mix of cash and share-based compensation. The compensation mix is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and stockholders, and attract new non-employee directors with outstanding qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

Fiscal 2011 Compensation

The following table sets forth the compensation program for non-employee directors in fiscal 2011.

Annual retainer:
Audit Committee members	$43,000
Other directors	35,000
Compensation Committee chair (additional amount)	5,000
Attendance fees per meeting:
Board	$1,500
Committee	1,200
Annual grant of nonqualified stock options (in shares)	2,000

The stock options vest in five equal installments on the first through fifth anniversaries of the grant date, provided the director continues to serve in such capacity on such respective dates. The stock options are generally issued on the date of the annual stockholders meeting, which historically has occurred in April.

The Company does not provide any perquisites to directors.

The table below sets forth the compensation of each non-employee director in fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(3)	Total ($)
Kenneth Avia	59,200	28,389	87,589
Robert T. Bell	58,000	28,389	86,389
Ira M. Belsky(1)	16,968	—	16,968
Richard E. Davis	60,400	28,389	88,789
Frank P. Gallagher	50,000	28,389	78,389
Paul Gelbard(2)	25,900	—	25,900
Lee C. Stewart	64,200	28,389	92,589

Total	334,668	141,945	476,613

(1)	Mr. Belsky was appointed to the Board in June 2011.

(2)	Mr. Gelbard’s Board service ended in April 2011, at which time the Board accelerated the vesting of all outstanding non-vested stock options. In accordance with the Company’s plans, the options are exercisable for one year from the date of termination of service.

(3)	Reflects stock options granted under the 2005 Stock Option Plan. The amounts reported represent the grant date fair value of the stock option grants. Valuation assumptions used in determining the grant date fair value are included in Note 10 of the Company’s audited financial statements in the Form 10-K for fiscal 2011. The grant date fair value of each stock option granted on April 12, 2011 was $14.19.

As of October 31, 2011, each current non-employee director had the following number of stock options outstanding: Kenneth Avia, 16,000; Robert T. Bell, 10,000; Ira M. Belsky, 0; Richard E. Davis, 14,000; Frank P. Gallagher 13,000; and Lee C. Stewart, 19,000.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the directors of the Company to increase the alignment of stockholders and directors. The guidelines are available on the Investor Relations section of the Company’s website at www.aepinc.com. Each director must own a minimum of 2,000 shares of common stock. The ownership level must be initially achieved by the later of December 31, 2014 or five years after the director first becomes subject to the guidelines, and for all periods thereafter as long as such director remains subject to the guidelines. The guidelines also establish how indirect and/or derivative securities will be taken into account in determining the satisfaction of the guidelines, and the ramifications of non-compliance by the applicable date. The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any director on whom this requirement would impose a financial hardship or prevent such director from complying with a court order, such as a divorce settlement.

Stockholder Communication with the Board

Any stockholder wishing to communicate with a particular director, with all or certain of the independent directors or with the entire Board should direct the communication to Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606. If a stockholder does not wish to have our corporate secretary screen the communication, the stockholder should indicate that the material sent by the stockholder be delivered unopened to the person or persons to whom it is addressed.

To submit concerns regarding accounting, internal accounting controls or auditing matters, stockholders and other interested persons may also call the Company’s toll free, confidential hotline (1-800-750-4972). Employees may submit such concerns on a confidential and anonymous basis.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee, composed entirely of independent directors, administers the executive compensation program of the Company, including reviewing annually all compensation decisions relating to the Company’s executive officers, including the chief executive officer, the chief financial officer and the other executive officers named in the “Summary Compensation Table” (the “named executive officers”). This section of the proxy statement explains how the Company’s compensation programs are designed and operate in practice with respect to the named executive officers.

Target annual compensation (or “TAC”) referred to below consists of base salary, a target bonus, target performance unit grants and a company car allowance.

Executive Summary

Overview of Compensation Program

The following is a summary of key aspects of our fiscal 2011 compensation program for the named executive officers:

•

Straightforward compensation program.    The primary compensation elements of our program are base salary, an annual incentive cash bonus (in accordance with the Management Incentive Plan, or “MIP”), performance units and a car allowance.

•	Limited perquisites. The Company provides the named executive officers with very limited perquisites not generally available to all employees.

•

No defined benefit or nonqualified deferred compensation plans.    The Company does not maintain any defined benefit pension plans or supplemental executive retirement plans, and the Company also does not offer any nonqualified deferred compensation plans, for the named executive officers.

•

Focus on Company and management performance as a whole.    The review of target annual compensation and the establishment of performance metrics generally are focused on the Company and management team as a collective unit, to foster teamwork and maximize the Company’s performance.

•

No increase in fiscal 2011 target annual compensation; changes aligned with salaried and non-bargaining employees.    Target annual compensation did not increase in fiscal 2011 for the named executive officers. From fiscal 2007 to fiscal 2010, target annual compensation for named executive officers generally increased 3% per year. Such compensation changes have been commensurate with the overall average annual wage changes provided to the Company’s salaried and non-bargaining employees.

•

Emphasis on pay-for-performance.    Approximately 37% to 66% of target annual compensation in fiscal 2011 for the named executive officers was performance-based, with an increasing proportion of at-risk pay as an employee’s level of responsibility increases. The percentage for each named executive officer has been generally consistent since fiscal 2006.

•

Emphasis on long-term alignment with stockholders.    Approximately 6% to 39% of target annual compensation in fiscal 2011 for the named executive officers was attributed to performance unit grants, which vest pro rata on the first through fifth anniversaries of the grant date if earned. There is an increasing proportion of long-term pay as an employee’s level of responsibility increases. Further, the percentage for each named executive officer has been generally consistent since fiscal 2006. Our executives also are subject to stock ownership guidelines and are prohibited from hedging against the economic risk of such ownership.

•

Employment agreements with each named executive officer.    Each named executive officer was subject to an employment agreement with the Company in fiscal 2011, which, among other things, provides for specified termination benefits. In general, cash severance is only paid upon termination by the Company without cause, termination by the executive for good reason or termination upon a change of control (i.e. a double trigger). The Company does not provide tax-gross ups.

Overview of 2011 Compensation Actions

The Committee generally determined target annual compensation for fiscal 2011 in October 2010. At such time, the Company faced significant uncertainty due to the continuing impact of the U.S. recession and the difficulties in the global consumer and financial markets, and the Company’s financial performance was significantly under budget. Further, the plastic packaging industry continued to be extremely competitive due to consolidation and pricing pressures. In addition, the Committee believed that the overall executive compensation program was sufficiently meeting its objectives. As such, the Committee determined that it was not the appropriate time to increase compensation for salaried and non-bargaining employees generally, including the named executive officers.

The Committee determined not to engage Mercer to perform a comprehensive executive compensation review with respect to the fiscal 2011 executive compensation program. The Committee intends to retain a compensation consultant to perform a comprehensive review of the Company’s executive compensation program approximately every three years or as otherwise appropriate, and such review was completed in connection with the fiscal 2010 program.

The following table sets forth the target annual compensation approved for the named executive officers in fiscal 2011.

Name	Base Salary ($)	Target Annual MIP Bonus ($)	Target Performance Units Awards ($)	Car Allowance ($)	Fiscal 2011 TAC ($)	Target Performance- Based Compensation (% of Target TAC)(1)	Target Long- Term Incentive Compensation (% of Target TAC)(2)	Internal Pay Equity (% of CEO 2011 TAC)

J. Brendan Barba	877,406	701,925	1,006,736	12,000	2,598,067	66%	39%	—

Paul M. Feeney	424,473	275,907	194,761	11,000	906,141	52%	21%	35%

John J. Powers	319,611	159,806	160,480	11,000	650,897	49%	25%	25%

David J. Cron	308,137	154,069	29,870	11,000	503,076	37%	6%	19%

Paul C. Vegliante	290,405	145,203	29,870	11,000	476,478	37%	6%	18%

(1)	Target Annual MIP Bonus plus Target Performance Unit Awards, divided by Fiscal 2011 TAC.

(2)	Target Performance Unit Awards divided by Fiscal 2011 TAC.

Overview of 2011 Operating Performance and Pay-for-Performance Components

Target Performance Metrics.    The fiscal 2011 MIP Earnings Target of the Company was $59.8 million. The fiscal 2010 MIP Earnings Target was $78.6 million and the fiscal 2010 MIP Adjusted EBITDA was $50.6 million. The fiscal 2011 Performance Unit Earnings Target was $53.4 million. The fiscal 2010 Performance Unit Earnings Target was approximately $68.5 million and the fiscal 2010 Performance Unit Adjusted EBITDA was $48.1 million.

In January 2011, when such performance targets were established for the fiscal 2011 program, forecasts for fiscal 2011 generally called for a continuing impact of the U.S. recession and difficulties in the global consumer and financial markets, while the plastic packaging industry continued to be extremely competitive due to consolidation and pricing pressures. The Company expected that a relatively weak economy would continue to strain the resources of its customers, distributors and suppliers and negatively impact its businesses and operations. Further, resin prices had already increased significantly year-over-year and it remained difficult to pass along such price increases to customers on a timely basis or at all. The Company noted a shortage of certain resins, which had increased raw material costs. As a result, the target performance goals approved by the Committee for the fiscal 2011 compensation program corresponded to the Committee’s reasonable judgment of what would be a good outcome for the Company for fiscal 2011 based on information known at the time of such determination.

Fiscal 2011 Results and Earned Incentive Compensation.    Net sales for fiscal 2011 increased 21.8% to $974.8 million, and gross profit increased 16.9% to $128.7 million. Net income for fiscal 2011 was $12.4 million, or $2.09 per diluted share, compared to net loss for fiscal 2010 of $(566,000), or $(0.08) per diluted share. See the Company’s Form 10-K for fiscal 2011 for further information. The Company’s common stock increased 10.9% in fiscal 2011, from a closing price of $24.37 on October 29, 2010 to $27.03 on October 31, 2011.

Fiscal 2011 MIP Adjusted EBITDA for the Company was $64.8 million, or 108.3% of the fiscal 2011 MIP Earnings Target for the Company, which corresponded to an earned bonus of 141.5% of the target bonus for each named executive officer under the fiscal 2011 MIP. Fiscal 2011 Performance Unit Adjusted EBITDA was $59.1 million, or 110.5% of the fiscal 2011 Performance Unit Earnings Target, and therefore all such performance units were earned. In fiscal 2010, the named executive officers did not earn a bonus and all of the performance units granted for fiscal 2010 were forfeited. Therefore, the annual compensation earned by the named executive officers in fiscal 2011 is significantly higher than annual compensation earned in fiscal 2010.

Fiscal 2012 Preliminary Program

The Committee did not engage a compensation consultant to perform a comprehensive executive compensation review with respect to the fiscal 2012 executive compensation program. As of the date hereof, the Committee determined to increase target annual compensation by 3% for all named executive officers, which was commensurate with the overall average wage increase of 3% provided to the Company’s salaried and non-bargaining employees. Base salaries increased by 3%. The target bonuses as a percentage of base salary remained unchanged, although the value of such target bonus increased by 3% reflecting the base salary increase. The company car allowance was not changed. The target dollar value of the performance unit grants increased by approximately 3%.

Compensation Philosophy, Program Objectives, and Key Features

The compensation program for named executive officers is designed to:

•	attract, retain and motivate key executives critical to the Company’s operations;

•	reward superior Company performance, including the achievement of financial and strategic goals, and to a lesser extent individual performance;

•	foster individual growth within the Company and long-term commitment to the Company; and

•	align the long-term interests of executives with those of stockholders.

The following table sets forth how each element of compensation is intended to satisfy one or more of the Committee’s compensation objectives.

Element	Primary Purpose(s)	Key Features
Base Salary

•    Retain and attract employees in a competitive market

•    Preserve an employee’s commitment during downturns in the plastic films industry and/or equity markets

•    Reflect experience, responsibilities, anticipated individual growth and other subjective factors

•    Historically, determinations are based on employment agreement and an evaluation of the individual’s experience, current performance and the Peer Group Median (defined below). Also impacted by changes generally for salaried and non-bargaining employees.

Annual Incentive Cash Bonus	• Motivate and reward achievement of annual performance based measure(s) • Retain and attract employees in short term

•    The bonus target for each employee is set forth as a percentage of base salary.

•    Actual bonus is 0% to 200% of such target based upon MIP Adjusted EBITDA compared to the MIP Earnings Target. No bonus is earned if MIP Adjusted EBITDA is less than 80% of the MIP Earnings Target, while a bonus of 200% of the target bonus is earned if the MIP Adjusted EBITDA is 120% or more of the MIP Earnings Target. There is a linear increase in the target bonus between threshold, target and maximum amounts.

•    The MIP Earnings Target is based upon budgeted MIP Adjusted EBITDA, as well as various other subjective factors intended to properly motivate participants for the achievement of specific strategic or financial goals. The MIP Earnings Target is set at a level that is higher (often times, materially higher) than the Performance Unit Earnings Target.

Element	Primary Purpose(s)	Key Features
Performance Units

•    Motivate and reward achievement of annual performance based measure(s)

•    For earned awards:

•    Provide incentive in up market, with some down market protection

•    Retain and attract employees long term due to vesting requirements

•    Direct alignment with stockholders with focus on medium- and long-term fundamentals, with intrinsic value of award tied to trading price of common stock at vesting dates

•    Target dollar value for performance unit grants equal to the difference between the Peer Group Median and the target annual compensation otherwise allocated to each named executive officer.

•    If the Company’s Performance Unit Adjusted EBITDA is equal to or exceeds the Performance Unit Earnings Target, no performance units are forfeited. If the Company’s Performance Unit Adjusted EBITDA is between 80% and less than 100% of the Performance Unit Earnings Target, such employee will forfeit such number of performance units equal to (a) the performance units granted multiplied by (b) the percentage Performance Unit Adjusted EBITDA is less than the Performance Unit Earnings Target. If Performance Unit Adjusted EBITDA is below 80% of the Performance Unit Earnings Target, all performance units are forfeited.

•    The Performance Unit Earnings Target is based upon budgeted Performance Unit Adjusted EBITDA.

•    If earned, performance units vest pro rata on the first through fifth anniversaries of the grant date. Holders have no rights as stockholder until vesting. On each vesting date, holders can elect common stock or equivalent cash.

•    Stock ownership guidelines reinforce long-term alignment, even if holders elect cash option.

Company Car Allowance	• Attract employees in a competitive market	• Historical perquisite.

Post- Termination Benefits

•    Retain and attract employees in a competitive market

•    Ensure compensation and benefits expectations are assured in appropriate circumstances

•    Ensure continued dedication of employees in case of personal uncertainties or risk of job loss

•    Each named executive officer has an employment agreement.

•    Cash severance is only paid upon termination by the Company without cause, termination by the executive for good reason or termination within 30 days of a change of control.

•    Double-trigger required generally and no tax gross-ups.

Process for Making Compensation Determinations

Target Annual Compensation

In making annual compensation determinations for the named executive officers, the Committee primarily focuses on target annual compensation, which consists of base salary, a target bonus, target performance unit grants and a company car allowance. For fiscal 2006 to fiscal 2010, the Committee has utilized the median target annual compensation of executive officers in the peer group from Mercer’s 2006 study described below, with a 3% increase each year for target annual compensation since 2006 (the “Peer Group Median”), as the primary factor in determining the target annual compensation of the corresponding named executive officers. For fiscal 2011, the Committee determined to maintain the fiscal 2010 target annual compensation amount. The foregoing compensation changes correspond to the average salary change for all of the Company’s salaried and non-bargaining employees. The Committee also reviews subjective factors for each named executive officer, although subjective factors generally have not resulted in material changes to the target annual compensation.

In establishing the amounts allocated to each element of target annual compensation, the Committee initially finalizes all compensation other than the target dollar value of the performance units. Base salaries and target bonuses (set forth as a percentage of base salary) are based upon the Peer Group Median and subjective factors. The car allowance generally remains constant. Upon finalizing the foregoing elements of target annual compensation, the Committee calculates a target dollar value for performance unit grants equal to the difference between the Peer Group Median and the target annual compensation otherwise allocated to each named executive officer. The Committee historically has utilized discretion to increase the target dollar value for performance units of one or more named executive officers based upon strong performance reviews and/or an increase in responsibilities, although it only does so approximately to the extent the compensation of another executive officer is reduced to ensure an approximate net $0 effect. The number of performance units actually granted is equal to the target dollar value divided by the closing price of the Company’s common stock on Nasdaq on the grant date, which occurs in the beginning of the next calendar year at the first regularly scheduled Committee meeting.

The named executive officers will earn the target annual compensation only to the extent target performance measures are achieved. To the extent target performance measures are not achieved or are exceeded, the named executive officers will earn compensation below or above the Peer Group Median, respectively. Notwithstanding the foregoing, the Committee retains the discretion to give bonuses outside the Company’s annual cash incentive bonus plan, make equity grants other than performance units under the existing long-term incentive compensation program, and to provide other compensation which would negate the foregoing. Historically, the Committee has not utilized such discretion to make material compensation changes.

Compensation Differences Among Named Executive Officers

The Company does not have a fixed internal pay equity scale but rather determines the compensation for each role based upon scope of responsibility and market rates of compensation. Benchmarking was a significant factor in establishing the Peer Group Median for each executive officer in fiscal 2006, and such benchmarking continues to impact the current executive compensation program. Benchmarking was based on total cash compensation, which generally reflected the job responsibilities and positions of the named executive officers of the Company. The job responsibilities and positions of the named executive officers were, as of the date of such study, and continued to be through fiscal 2011, as follows. Mr. Barba, Chairman, President and Chief Executive Officer, leads the management of the Company across all departments and is primarily responsible for the operational division of the Company, as well as serving as the leader of the Board. Mr. Feeney, Executive Vice President, Finance and Chief Financial Officer, is primarily responsible for the financial division of the Company, he shares significant responsibilities, leadership and decision-making authority with Mr. Barba, and he serves as a director on the Board. Mr. John J. Powers is the Executive Vice President, Sales and Marketing, which is viewed as the key operating unit in the highly competitive plastic films industry; he reports directly to Mr. Barba. Mr. David J. Cron, Executive Vice President, Manufacturing (through the end of fiscal 2011), and Mr. Paul C. Vegliante, Executive Vice President, Operations, are both responsible for key operating divisions of the Company and report to Mr. Barba.

Advisors Utilized in Determination of Executive Compensation

Management.    In determining the compensation of executive officers, the Committee receives significant input from the recommendations of Messrs. Barba and Feeney, who have a combined 64 years experience in their executive officer roles with the Company and have the most involvement in and knowledge of the Company’s business goals, strategies and performance, the overall effectiveness of the management team and each person’s individual contribution to the Company’s performance. For each named executive officer, the Committee is provided a compensation recommendation as well as information regarding the individual’s experience, current performance, potential for advancement and other subjective factors. Messrs. Barba and Feeney also provide recommendations for the performance metrics to be utilized in the performance-based compensation programs, the appropriate performance targets and analyses of whether such performance targets have been achieved (including recommended adjustments). The Committee retains the discretion to modify the recommendations of Messrs. Barba and Feeney and reviews such recommendations for their reasonableness based upon individual and Company performance as well as market information.

The Committee works with management to set the agenda for Committee meetings, and Mr. Feeney is invited regularly to attend such meetings. The Committee also meets regularly in executive session to discuss compensation issues generally outside the presence of management, as well as to review the performance of and determine the compensation of Messrs. Barba and Feeney.

Third-Party Consultants.    The Committee did not utilize Mercer to provide a comprehensive executive compensation review for the benefit of the fiscal 2011 executive compensation program. As discussed below in “—Benchmarking Data—Peer Group Median,” the Committee continues to benchmark target annual compensation for named executive officers in accordance with the Peer Group Median.

Benchmarking Data-Peer Group Median

In connection with the fiscal 2006 executive compensation review, Mercer and the Committee developed a peer group consisting of manufacturing companies with comparable business models (plastic films industry or plastics generally) and 2004 revenues (approximately 50% to 200% of the Company’s revenue). The peer group companies were:

• American Biltrite Inc.	• Constar International Inc.	• Omnova Solutions Inc.

• Ameron International Corporation	• Hexcel Corporation	• PW Eagle, Inc.

• AptarGroup, Inc.	• Insituform Technologies, Inc.	• Spartech Corporation

• Atlantis Plastics, Inc.	• Intertape Polymer Group Inc.	• Tredegar Corporation

• Buckeye Technologies Inc.	• Jarden Corporation	• Tupperware Brands Corporation

• Chesapeake Corporation	• Myers Industries, Inc.

Mercer compiled proxy statement data for the peer group companies, while also providing the Committee with general compensation survey data for comparative purposes. The proxy statement data utilized for the fiscal 2006 study was based upon compensation data included in proxy statements of peer group companies for their respective 2005 annual meeting of stockholders and therefore generally reflected 2004 compensation data. For comparative purposes, Mercer matched AEP’s top five executive officers to the top five executive officers of the peer group companies ranked according to total cash compensation (base salary plus target incentive compensation), so as to avoid the difficulty of trying to identify benchmark jobs that are functionally comparable without sufficient information. The Committee primarily relied upon the median target annual compensation from the proxy statement data, referred to as the Peer Group Median, to establish the target annual compensation for each named executive officer.

The peer group and survey data also were important factors in the Committee’s determination to grant performance units on an ongoing basis, beginning in fiscal 2006, to increase long-term performance compensation.

Timing of Fiscal 2011 Compensation Determinations

Set forth below is the general timing of the fiscal 2011 compensation determinations for named executive officers.

Element of Compensation	Meeting Date	Review and Approval Steps
Base salary	October 2010	• Committee approves base salary

Annual Incentive Cash Bonus	October 2010	• Committee approves target bonus (as percentage of base salary) • Committee approves the fiscal 2011 MIP

	January 2011	• Committee approves fiscal 2011 performance goal

	January 2012	• Committee reviews achievement of fiscal 2011 performance goal and determines bonus payout

Performance Units	October 2010	• Committee approves target dollar value of performance units • Committee approves fiscal 2011 performance unit program
	January 2011	• Committee approves performance unit grants based upon target dollar value • Committee approves fiscal 2011 performance goal
	January 2012	• Committee reviews achievement of fiscal 2011 performance goal and determines whether performance units are earned

In addition, the Committee and/or Board makes determinations with respect to post-termination benefits, perquisites and other compensation matters as it deems appropriate.

Say-On-Pay Proposal for 2011 Annual Meeting of Stockholders

The Company’s say-on-pay proposal was approved by over 76% of the shares entitled to vote and present at the 2011 annual meeting. The Committee and Board discussed the results of such stockholder vote in detail. However, such results did not have a material impact on the Committee’s and Company’s compensation policies and decisions relating to the named executive officers.

Fiscal 2011 Compensation Determinations

Base Salary

General.    Each named executive officer receives a base salary paid in cash. The employment agreements for each named executive officer established a base salary as of November 2004, with annual increases guaranteed to be at least equal to the percentage increase in the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey metropolitan area as published by the Bureau of Labor & Statistics for the twelve months ended on the September 30th immediately prior to the applicable fiscal year. The Committee may increase base salaries further at its discretion.

Fiscal 2011 Analysis.    The following table sets forth the base salaries approved for the named executive officers in fiscal 2010 and 2011, effective November 1 of such fiscal year.

Name	Fiscal 2010 and 2011 Base Salary ($)
J. Brendan Barba	877,406
Paul M. Feeney	424,473
John J. Powers	319,611
David J. Cron	308,137
Paul C. Vegliante	290,405

For the twelve months ended September 30, 2011, the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey metropolitan area increased by 1.2%. The Committee instead determined to maintain base salaries at fiscal 2010 amounts.

Annual Incentive Cash Bonus (MIP)

General—Performance Target.    Each named executive officer participates in the MIP, pursuant to which eligible employees receive a cash bonus upon the satisfaction of one or more annual performance targets established by the Committee. Since 1997, the Committee has utilized the achievement of MIP Adjusted EBITDA compared to the MIP Earnings Target as the applicable performance measure under the MIP. The actual performance goal for each participant is dependent upon job classification, with the intent to capture that portion of the Company’s business the performance of which a participant can reasonably influence. Beginning in fiscal 2009, the performance goal for all of the named executive officers is based on the performance of the Company as a whole.

MIP Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect.

The Committee utilizes MIP Adjusted EBITDA because it believes it is an important measure of operating performance. Specifically, this measure focuses on the Company’s core operating results by removing the impact of the Company’s capital structure (interest expense from its outstanding debt), asset base (depreciation and amortization), tax consequences, specified non-core operating items, specified non-operating items and specified non-cash items.

The MIP Earnings Target is based upon budgeted MIP Adjusted EBITDA, as well as various other subjective factors intended to properly motivate participants for the achievement of specific strategic or financial goals. The MIP Earnings Target is set at a level that is higher (often times, materially higher) than the Performance Unit Earnings Target (discussed below).

General—Bonus Target.    The bonus target for each employee is set forth as a percentage of base salary and the actual bonus is 0% to 200% of such target based upon MIP Adjusted EBITDA compared to the MIP Earnings Target. For example, an employee receives no bonus if MIP Adjusted EBITDA is less than 80% of the MIP Earnings Target, while an employee would receive a bonus of 200% of the target bonus if the MIP Adjusted EBITDA was 120% or more of the MIP Earnings Target. There is a linear increase in the target bonus between such threshold, target and maximum amounts. Reductions (but not increases) of such bonuses are at the sole discretion of the chief executive officer and chief financial officer.

The bonus targets, as a percentage of base salary, were last revised for Mr. Barba, with respect to his fiscal 2005 compensation, and for Mr. Feeney, with respect to his fiscal 2004 compensation. Messrs. Barba and Feeney first became participants in the MIP in fiscal 2004. On November 1, 2003, the Board approved bonus targets (as a percentage of base salary) for Messrs. Barba and Feeney of 70% and 65%, respectively, which corresponded to the bonus targets of the chief executive officer and chief financial officer of Borden, Inc., a major stockholder of the Company that was entitled at such time to designate four of the ten directors of the Company’s Board. On

April 8, 2005, the Board increased the bonus target (as a percentage of base salary) for Mr. Barba to 80% following the Board’s determination that Mr. Barba’s responsibilities with the Company were greater than that of the chief executive officer of Borden, Inc. The Committee confirmed the reasonableness of such bonus targets in connection with the fiscal 2006 Mercer study.

The bonus targets of the other named executive officers were increased from 25% to 50% in fiscal 2006 based upon the Peer Group Median. The Mercer peer group study noted that executive officers in the second through fifth ranking had bonus targets (as a percentage of base salary) ranging from 40% to 60%. The Committee determined that Messrs. Powers, Cron and Vegliante bonus target would be increased to 50% to approximate the Peer Group Median. The Committee believed that Messrs. Powers, Cron and Vegliante, each an Executive Vice President, should have the same bonus target, as a percentage of salary.

Fiscal 2011 Analysis.    The following table sets forth summary information regarding the fiscal 2011 MIP.

	MIP Target Bonus		MIP Bonus Earned $
Name	% of Base Salary	$
J. Brendan Barba	80	701,925	993,142
Paul M. Feeney	65	275,907	390,377
John J. Powers	50	159,806	226,107
David J. Cron	50	154,069	217,989
Paul C. Vegliante	50	145,203	205,445

The Committee did not change the bonus targets, as a percentage of base salary, for the named executive officers in fiscal 2011, and the value of such target cash bonus was unchanged due to the unchanged base salary.

The fiscal 2011 MIP Earnings Target of the Company was $59.8 million. Fiscal 2011 MIP Adjusted EBITDA for the Company was $64.8 million, or 108.3% of the MIP Earnings Target for the Company, which corresponded to a payment of 141.5% of the target bonus of the named executive officers.

Long-Term, Share-Based Incentive Compensation

General—Performance Target.    The Committee grants equity awards under the 2005 Stock Option Plan to Company employees, including named executive officers. Beginning in fiscal 2006, the Committee determined to provide long-term incentive compensation to a limited number of employees, including the named executive officers, in the form of performance units.

Beginning in fiscal 2008, the Committee determined that vesting of the performance units would be based upon the achievement of Performance Unit Adjusted EBITDA compared to the Performance Unit Earnings Target. The Performance Unit Earnings Target is equal to budgeted Performance Unit Adjusted EBITDA. Beginning in fiscal 2010, the Performance Unit Adjusted EBITDA definition was revised to track generally the MIP Adjusted EBITDA definition, which is net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect. For fiscal 2011, the only difference in the metrics underlying the two performance-based compensation programs was that the MIP Earnings Target includes the subjective management adjustment intended to properly motivate MIP participants (i.e. an increase over budget).

If the Company’s Performance Unit Adjusted EBITDA is equal to or exceeds the Performance Unit Earnings Target, no performance units are forfeited. If the Company’s Performance Unit Adjusted EBITDA is between 80% and less than 100% of the Performance Unit Earnings Target, such employee will forfeit such number of performance units equal to (a) the performance units granted multiplied by (b) the percentage Performance Unit Adjusted EBITDA is less than the Performance Unit Earnings Target. If Performance Unit Adjusted EBITDA is below 80% of the Performance Unit Earnings Target, all performance units are forfeited.

General—Performance Unit Target.    See “—Process for Making Compensation Determinations—Target Annual Compensation” for historical information as to how the Committee determines the number of performance units granted.

Fiscal 2011 Analysis.    The table below sets forth the number of performance units granted in fiscal 2011 for the named executive officers.

Name	Performance Units Granted	Performance Units Earned
J. Brendan Barba	37,481	37,481
Paul M. Feeney	7,251	7,251
John J. Powers	5,975	5,975
David J. Cron	1,112	1,112
Paul C. Vegliante	1,112	1,112

The fiscal 2011 Performance Unit Earnings Target was $53.4 million. Fiscal 2011 Performance Unit Adjusted EBITDA was $59.1 million, or 110.5% of the Performance Unit Earnings Target, and therefore all such performance units were earned.

Timing and Pricing of Share-Based Grants.    The Committee and Board do not coordinate the timing of share-based grants with the release of material non-public information. Performance units are granted at the first Committee or Board regular meeting of the calendar year, and remain subject to the satisfaction of one-year performance measures and a five-year vesting schedule thereafter. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.

In accordance with the Company’s 2005 Stock Option Plan, the exercise price of each stock option is the closing price of the Company’s common stock on the date approved by the Committee to be the grant date (which date is not earlier than the date the Committee approved such grant).

Stock Ownership Guidelines.    In January 2010, the Board adopted stock ownership guidelines for the executive officers of the Company to increase the alignment of stockholders and executive officers. The guidelines are available on the Investor Relations section of our website at www.aepinc.com. Each executive must own a minimum number of shares of the Company’s common stock equal to a multiple of such person’s base salary (in effect on the later of January 12, 2010 or such date he or she becomes an executive under the guidelines) divided by the share price of the Company’s common stock (as of the close of business on the later of January 12, 2010 or such date he or she becomes an executive under the guidelines). The applicable multiple of the executive’s base salary is as follows: chief executive officer, four times base salary; chief financial officer and executive vice presidents, two times base salary; and all other executive officers, one times base salary. The ownership level must be initially achieved by the later of December 31, 2014 or five years after the executive first becomes subject to the guidelines, and for all periods thereafter as long as such executive remains subject to the guidelines. The guidelines also establish how indirect and/or derivative securities will be taken into account in determining the satisfaction of the guidelines, and the ramifications of non-compliance by the applicable date. The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any executive on whom this requirement would impose a financial hardship or prevent such executive from complying with a court order, such as a divorce settlement.

Trading Limitations.    In addition to the restrictions set forth in SEC regulations, the Company has an insider trading policy, which among other things, prohibits directors, executive officers and other employees, with respect to Company’s securities, from trading on a short-term basis (open market purchases and sales within six months), purchasing on margin, short sales, and trading in puts, calls, options or other derivative securities for speculative purposes.

Company Car Allowance

The Committee historically has provided a company car allowance. Since 2008, Mr. Barba has received $12,000 and the other named executive officers have received $11,000.

Customary Benefits to All Salaried Employees

The Company provides customary benefits such as medical insurance and a 401(k) plan to each named executive officer, which also is provided to all other eligible employees. Further, the Company provides vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at similar companies.

401(k) Savings and Employee Stock Ownership Plan.    All of the Company’s employees in the United States who have completed 1,000 hours of service during the plan year may participate in this plan except for union employees at the Company’s California plant. The Company makes cash contributions for each participant equal to 1% of compensation up to a maximum of $245,000 of the person’s annual compensation. The Company also makes cash contributions equal to 100% of the first 3% and 50% of the following 2% of each participant’s 401(k) contribution, with a maximum total annual contribution of 5% of the person’s annual compensation. In fiscal 2011, all named executive officers received the full Company match permitted. In addition, from year to year, the Company may make discretionary contributions to the plan; no discretionary contributions were made in fiscal 2011.

Post-Employment Benefits

Each named executive officer has an employment agreement with the Company, which includes specified severance benefits. In general, cash severance is only paid upon termination by the Company without cause, by the executive for good reason, or termination within 30 days upon a change of control. The change of control provision is a “double-trigger,” which means that two events must occur for payments to be made (a change of control and the termination of employment); this is consistent with the purpose of the employment agreements, to provide employees or their heirs with a guaranteed level of financial protection upon employment loss. The change of control protection also ensures that executives can advise the Board regarding a potential transaction without being unduly influenced by personal considerations, such as fear of the economic consequences of losing a job as a result of such change of control. Further, it is imperative to provide competitive benefits to peer companies and to diminish the inevitable distraction by virtue of personal uncertainties and risks created by a pending or threatened change of control or termination without cause. Finally, the Committee believes that these agreements are beneficial to the Company because, in consideration for these severance arrangements, the executives agree to non-competition and non-solicitation covenants for a period of time following termination of employment.

Additionally, certain of the Company’s equity compensation plans and arrangements, including the 2005 Stock Option Plan, permit the Committee to accelerate the vesting of securities granted thereunder upon specified terminations of employment. See “Named Executive Officer Compensation Tables—Potential Payments Upon Termination or Change-in-Control” for further information on post-employment benefits.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Committee has reviewed the Company’s compensation programs and policies in light of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), which states that annual compensation in excess of $1 million paid to the Company’s chief executive officer and the three other highest compensated executive officers (excluding the chief financial officer) is not deductible by the Company for federal income tax purposes, subject to specified exemptions (the most significant of which is certain performance-based compensation). Amounts payable under the MIP, which was amended in 2008 to comply with Section 162(m) of the Code and was approved by stockholders at the 2008 annual meeting of stockholders, are intended to qualify as performance-based compensation in accordance with Section 162(m) of the Code. Incentive stock options, non-qualified stock options and stock appreciation rights granted under our 2005 Stock Option Plan qualify for the performance-based compensation exemption from the $1 million deduction limitation of Section 162(m) of the Code. Performance shares and performance units granted under our 2005 Stock Option Plan may also qualify for the performance-based compensation exemption if, among other things, the Company obtains stockholder approval of the material terms of the performance goals applicable to performance shares and performance units every five years. In this proxy, we are seeking stockholder approval of such performance goals; see “Proposal No. 4—Approval of the Material Terms of Performance Unit Goals Used Under the 2005 Stock Option Plan, for Compliance with Section 162(m) of the Internal Revenue Code.”

The Committee intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Company. To maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee does not have a policy that all executive compensation must be tax-deductible.

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will be immediately taxable and employees will be subject to income tax penalties and interest. In December 2008, the Company revised certain of its compensation agreements to ensure that all of the Company’s employment and severance arrangements and benefit plans would satisfy the requirements of Section 409A to allow for deferral without immediate taxation, penalty or interest.

Change in Control Payments

Section 280G of the Code disallows a company’s tax deduction for “excess parachute payments.” For this purpose, parachute payments are generally defined as payments to specified persons that are contingent upon a change of control in an amount equal to or greater than three times the person’s base amount (the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible, equal the amount of the parachute payments less the base amount. Additionally, Code Section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. The Company does not pay tax gross-ups with respect to such excise tax.

All of the named executive officers currently have employment agreements which entitle them to payments upon termination of their employment following a change in control of the Company that may qualify as “excess parachute payments.” The Company’s 2005 Stock Option Plan also entitles participants to payments in connection with a change of control that may result in excess parachute payments.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management, including Messrs. Barba and Feeney. Based upon such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K for the fiscal year ended October 31, 2011 and the proxy statement for the 2012 annual meeting of stockholders.

The Compensation Committee

Lee C. Stewart, Chairman

Kenneth Avia

Frank P. Gallagher

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation Committee during fiscal 2011 were independent directors and none of them is or has been an employee or officer of ours. During fiscal 2011, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on the Compensation Committee or Board.

NAMED EXECUTIVE OFFICER COMPENSATION TABLES

Summary Compensation Table for Fiscal 2011

The table below summarizes the total compensation paid or earned by the named executive officers in fiscal 2011, 2010 and 2009.

Name and Principal Position	Year (1)	Salary ($)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
J. Brendan Barba	2011	877,406	1,006,740	993,142	24,359	2,901,647
Chairman, President and Chief	2010	877,406	1,006,740	—	24,359	1,908,505
Executive Officer	2009	851,851	896,384	1,153,591	24,359	2,926,185

Paul M. Feeney	2011	424,473	194,762	390,377	23,359	1,032,971
Executive Vice President, Finance	2010	424,473	194,764	—	23,359	642,596
and Chief Financial Officer	2009	412,109	177,472	453,445	23,359	1,066,385

John J. Powers	2011	319,611	160,489	226,107	23,418	729,625
Executive Vice President, Sales	2010	319,611	160,496	—	23,418	503,525
and Marketing	2009	310,302	153,408	262,636	23,418	749,764

David J. Cron	2011	308,137	29,868	217,989	23,418	579,412
Executive Vice President,	2010	308,137	29,875	—	23,418	361,430
Manufacturing	2009	299,162	4,512	253,207	23,418	580,299

Paul C. Vegliante	2011	290,405	29,868	205,445	23,418	549,136
Executive Vice President,	2010	290,405	29,875	—	23,418	343,698
Operations	2009	281,946	69,184	238,636	23,418	613,184

(1)	Fiscal year: November 1—October 31

(2)	The amounts reported reflect the grant date fair value (excluding the effect of estimated forfeitures). All awards in the Stock Awards column for 2011 relate to performance units granted in 2011 under the 2005 Stock Option Plan. The grant date fair value of each performance unit assumes all units are earned in full and is calculated as the closing price of a share of common stock as of the grant date. Due to the cash settlement feature, the performance units are liability classified on the Company’s balance sheets and the (income) expense is remeasured at each balance sheet date based on the market value of the Company’s common stock, although no remeasurements are reflected herein. Additional valuation assumptions used in determining the grant date fair value of fiscal 2011 awards are included in Note 10 of the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2011.

(3)	Represents a car allowance ($12,000 for Mr. Barba and $11,000 each for Messrs. Feeney, Powers, Cron and Vegliante), $12,250 contributed by the Company to such person’s account in the 401(k) Savings and Employee Stock Ownership Plan, and life insurance premiums.

Narrative Discussion of Summary Compensation Table for Fiscal 2011

Employment Agreements. See “—Potential Payments Upon Termination or Change-in-Control” for a description of the material terms of the employment agreements of all named executive officers.

Stock Awards. Beginning in fiscal 2006, the Committee determined to provide long-term incentive compensation to the named executive officers in the form of performance units. Each performance unit represents the right to receive, upon vesting and the satisfaction of any required withholding obligation, either one share of the Company’s common stock or the corresponding cash value of such stock or a combination of shares and cash value (at the employee’s option at the time of vesting). The Company achieved at least 100% of the Performance Unit Earnings Target in fiscal 2009 and 2011, and therefore no such performance units were forfeited. The Company did not achieve at least 80% of the Performance Unit Earnings Target in fiscal 2010, and therefore all such performance units were forfeited.

Non-Equity Incentive Plan Compensation. The Company achieved 108.3% of the MIP Earnings Target in fiscal 2011, which corresponded to a payment of 141.5% of the target bonus of the named executive officers. The Company did not achieve at least 80% of the MIP Earnings Target in fiscal 2010, and therefore no bonuses were earned in such fiscal year. The Company achieved 113.9% of the MIP Earnings Target in fiscal 2009, which corresponded to a payment of approximately 169.3% of the target bonus of the named executive officers.

Grants of Plan-Based Awards in Fiscal 2011

The following table provides information about equity and non-equity awards granted to the named executive officers in fiscal 2011.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
J. Brendan Barba	N/A	350,963	701,925	1,403,850	—	—	—	—
	01/06/2011	—	—	—	29,985	37,481	37,481	1,006,740
Paul M. Feeney	N/A	137,954	275,907	551,814	—	—	—	—
	01/06/2011	—	—	—	5,801	7,251	7,251	194,762
John J. Powers	N/A	79,903	159,806	319,612	—	—	—	—
	01/06/2011	—	—	—	4,780	5,975	5,975	160,489
David J. Cron	N/A	77,035	154,069	308,138	—	—	—	—
	01/06/2011	—	—	—	890	1,112	1,112	29,868
Paul C. Vegliante	N/A	72,602	145,203	290,406	—	—	—	—
	01/06/2011	—	—	—	890	1,112	1,112	29,868

(1)	Relates to the possible cash bonus payouts under the fiscal 2011 MIP.

(2)	Relates to the performance units granted, subject to forfeiture, under the 2005 Stock Option Plan.

(3)	The Company assumed that the target/maximum amount of performance units would be earned in determining the grant date fair value. Each performance unit had a grant date fair value of $26.86, which was the closing price of a share of common stock on the grant date. See Note 2 to the Summary Compensation Table.

Narrative Discussion of Grants of Plan-Based Awards in Fiscal 2011 Table

MIP. The bonuses of the named executive officers were subject to the satisfaction of MIP Adjusted EBITDA of the Company. Bonus targets are set forth as a percentage of base salary and the actual bonus is 0% to 200% of such target based upon fiscal 2011 MIP Adjusted EBITDA compared to the MIP Earnings Target. The threshold amount of 50% of the target bonus is based upon achievement of 80% of the MIP Earnings Target, the target amount of 100% of the target bonus is based upon achievement of 100% of the MIP Earnings Target, and the maximum amount of 200% of the target bonus is based upon the achievement of 120% or more of the MIP Earnings Target, with a linear increase in the target bonus between such threshold, target and maximum amounts. The Company achieved 108.3% of the MIP Earnings Target in fiscal 2011, which corresponded to a payment of 141.5% of the target bonus of the named executive officers.

Performance Units. Each performance unit represents the right to receive, upon vesting and the satisfaction of any required withholding obligation, either one share of the Company’s common stock or the corresponding cash value of such stock or a combination of shares and cash value (at the employee’s option on each vesting date). The performance units vest in five equal installments on the first through fifth anniversaries of the grant date, provided the person continues to be employed by the Company on such respective dates. The threshold amount of 80% of the performance units is based upon a Performance Unit Adjusted EBITDA of 80% of the Performance Unit Earnings Target, and the target and maximum amount of 100% of the performance units is based upon a Performance Unit Adjusted EBITDA of 100% or more of the Performance Unit Earnings Target, with a linear increase in the between the threshold and target amounts. The Company achieved at least 100% of the Performance Unit Earnings Target in fiscal 2011, and therefore no such performance units were forfeited.

Outstanding Equity Awards at October 31, 2011

The following table presents information on the unexercised stock options and unvested performance units held by the named executive officers as of October 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
J. Brendan Barba	01/10/2007	—	—	—	—	4,080	110,282
	01/12/2009	—	—	—	—	35,760	966,593
	01/06/2011	—	—	—	—	37,481	1,013,111
	04/15/2002	34,180	—	31.60	04/14/2012	—	—
	12/29/2003	50,000	—	9.30	12/28/2013	—	—
Paul M. Feeney	01/10/2007	—	—	—	—	800	21,624
	01/12/2009	—	—	—	—	7,080	191,372
	01/06/2011	—	—	—	—	7,251	195,995
	04/15/2002	25,000	—	31.60	04/14/2012	—	—
	11/01/2007	7,200	4,800	38.10	10/31/2017	—	—
John J. Powers	01/10/2007	—	—	—	—	660	17,840
	01/12/2009	—	—	—	—	6,120	165,424
	01/06/2011	—	—	—	—	5,975	161,504
David J. Cron	01/12/2009	—	—	—	—	180	4,865
	01/06/2011	—	—	—	—	1,112	30,057
	12/29/2003	4,004	—	9.30	12/28/2013	—	—
Paul C. Vegliante	01/12/2009	—	—	—	—	2,760	74,603
	01/06/2011	—	—	—	—	1,112	30,057

(1)	The stock options and performance units vest in five equal installments on the first through fifth anniversaries of the grant date.

(2)	Based upon the closing price of our common stock on Nasdaq on October 31, 2011, which was $27.03.

Option Exercises and Stock Vested in Fiscal 2011

The following table provides information on the vesting of performance units in fiscal 2011. The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes. No named executive officer exercised stock options in fiscal 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Brendan Barba	24,940	655,646
Paul M. Feeney	4,700	123,093
John J. Powers	5,000	133,040
David J. Cron	1,460	40,936
Paul C. Vegliante	2,840	77,366

(1)	The value realized is based upon the number of performance units received on the vesting date multiplied by the closing price of our common stock on Nasdaq on the vesting date. If Nasdaq is closed on the vesting date, the closing price on the preceding business day is used. For all vesting in fiscal 2011, the named executive officers elected to receive cash in lieu of shares, as permitted under the award agreement.

Potential Payments Upon Termination or Change-in-Control

The following section describes potential payments and benefits to the named executive officers under the Company’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Company as of October 31, 2011. All of the named executive officers have employment agreements with the Company as of October 31, 2011, and certain of the Company’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified events.

Company Share-Based Plans

AEP Industries Inc. 1995 Stock Option Plan

The Compensation Committee retains discretionary authority at any time, including immediately prior to or upon a change of control, to accelerate the exercisability of any award, the end of a performance period or termination of any restriction period.

If an employee is terminated for any reason by the Company, or due to disability or retirement, any outstanding stock options that are exercisable as of the termination date may be exercised until the earlier of (A) three months following the termination date and (B) the expiration of the stock option term.

If an employee ceases to be employed due to death, any outstanding stock options will become exercisable in full and the beneficiary may exercise such stock options until the earlier of (A) one year following the date of death and (B) the expiration of the stock option term.

AEP Industries Inc. 2005 Stock Option Plan

The Compensation Committee retains discretionary authority at any time, including immediately prior to or upon a change of control, to accelerate the exercisability of any award, the end of a performance period or termination of any restriction period.

Stock Options

If an employee is terminated for any reason by the Company, or due to disability or retirement, any outstanding stock options that are exercisable as of the termination date may be exercised until the earlier of (A) three months following the termination date and (B) the expiration of the stock option term.

If an employee ceases to be employed due to death, any outstanding stock options will become exercisable in full and the beneficiary may exercise such stock options until the earlier of (A) one year following the date of death and (B) the expiration of the stock option term.

Performance Units

The performance units will immediately vest (subject to pro-ration, if such termination event occurs during or as of the end of the fiscal year in which the initial grant was made) in the event of (A) the death of an employee, (B) the permanent disability of an employee (within the meaning of the Internal Revenue Code of 1986, as amended) or (C) a termination of employment due to the disposition of any asset, division, subsidiary, business unit, product line or group of the Company or any of its affiliates. In the case of any other termination, any unvested performance units will be forfeited.

AEP Industries Inc. 2011 Management Incentive Plan

If an employee is terminated during the performance period:

•	due to employee’s voluntary termination, no bonus will be earned;

•	due to unsatisfactory performance or other cause, no bonus will be earned;

•	due to job elimination or reorganization, the bonus will be paid, if the MIP Earnings Target is achieved, on a pro-rata basis as of the termination date; and

•	due to death, the bonus will be paid, if the MIP Earnings Target is achieved, on a pro-rata-basis as of the termination date.

If any employee is disabled for more than 30 days during the performance period, then the bonus may only be earned for fiscal quarters in which the employee worked more than 60 days.

The payment of pro-rata bonuses will only be made if the applicable performance measure is satisfied for the applicable year.

Employment Agreements

The employment agreements, effective November 1, 2004, provided for an initial term of three years, and are extended for successive one-year periods unless either party gives sufficient notice.

The employment agreements established a base salary as of November 2004, with annual increases guaranteed to be at least equal to the percentage increase in the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey metropolitan area as published by the Bureau of Labor & Statistics for the twelve-month period ended on the September 30th immediately prior to the applicable fiscal year. The Committee may increase base salaries further at its discretion.

The named executive officers are also entitled to an annul bonus pursuant to the MIP. Grants of share-based compensation awards are determined by the Board or Compensation Committee, in their sole discretion. The named executive officers are entitled to coverage under all employee pension and compensation programs, plans and practices that are available generally to the Company’s senior executives.

Termination Due to Death or Disability, By Company For Cause or By Executive Without Good Reason.     If the named executive officer’s employment is terminated by reason of death or disability, by the Company for cause or by the executive without good reason, the executive will receive:

•	earned but unpaid base salary through the termination date (payable in accordance with ordinary payroll practices);

•	earned but unpaid bonus for the prior fiscal year (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	if other than for cause, a pro-rata portion of the bonus for the current fiscal year (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	if due to death or disability, payment for any accrued and unused vacation; and

•	the continuation of benefits through the termination date, or in cases of death or disability, in accordance with the terms of the Company’s plans and policies.

The named executive officer’s employment will terminate immediately upon death. If the named executive officer has a disability during the employment period, the Company may terminate such employee by giving at least 30 days written notice of such termination. Disability is defined as:

•

if the person has elected coverage under the Company’s long-term disability plan, the person’s inability to perform the duties and obligations required by the job by reason of any medically determined physical or mental impairment, as determined in accordance with the provisions of the long-term disability coverage of the Company’s plan; or

•

if the person has not elected coverage under the Company’s long-term disability plan, any medically determined physical or mental impairment by the Compensation Committee or the Company’s insurers, and acceptable to such executive, that prevents such person from performing the duties and obligations required by such person’s job for more than 90 days during any 180-day consecutive period.

“Cause” is defined as:

•

the commission of a crime of moral turpitude or a felony involving financial misconduct, moral turpitude or which has resulted, or reasonably may result, in adverse publicity regarding such executive or the Company or economic injury to the Company;

•

a dishonest or a willful act or omission that has resulted, or reasonably may result, in adverse publicity regarding such executive or the Company or demonstrable and serious economic injury to the Company; or

•

a material breach of the employment agreement or any other agreement between such executive and the Company or any of its subsidiaries or affiliates (other than as a result of a disability or other factors outside such person’s control), after notice and a reasonable opportunity to cure, if cure is possible.

“Good reason” is defined as:

•	any material breach by the Company of the employment agreement;

•

a significant diminution in the responsibilities or authority of such person which are materially inconsistent with such person’s position, except for an insubstantial and inadvertent diminution that is remedied promptly after notice or if such person is terminated for cause or disability; or

•	a significant diminution in base salary and bonus, except for general compensation reductions not limited to any particular person.

Further, the executive must notify the Company of the event qualifying for a “good reason” termination, and the Company will have failed to cure such events within 15 days, in the case of a material breach of the employment agreement, or within 30 days for any other reason.

Termination By Company Subsequent to Change in Control or Other than for Cause, Death or Disability or by Executive with Good Reason.    If the named executive officer’s employment is terminated within 30 days of a change in control or other than for cause, death or disability, or by the executive for good reason, the executive will receive:

•

severance payments equal to two times such executive’s (A) annual base salary in effect immediately prior to the event giving rise to the termination (payable in equal pro-rata installments over two years in accordance with ordinary payroll practices, but no less frequently than semi-monthly) and (B) the bonus earned for the fiscal year immediately preceding the fiscal year in which the termination event occurs (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	a pro-rata portion of the bonus for the current fiscal year (payable at the same time payment is made to participants employed through the end of the fiscal year);

•	payment for any accrued and unused vacation; and

•

continued participation in Company’s medical and dental plans at normal contribution rates, ending on the earlier of (A) the last day of the severance period or (B) until the Company ceases to be obligated to make such payments under COBRA.

A “change in control” (referred to as a “discontinuation event”) is defined as:

•	any person or group that becomes the beneficial owner of 50% or more of the voting power of the Company, except for those persons in control as of November 1, 2004, any person acting on behalf of the Company in a public equity distribution or a trustee or other fiduciary under an employee benefit plan of the Company;

•

as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing, the persons who were directors of the Company prior to the transaction will cease to be a majority of the Board of the Company or any successor to the Company or its assets; or

•

if at any time (A) the Company consolidates with or merges with any other person and the Company is not the continuing or surviving corporation, (B) any person will consolidate with or merge with the Company, the Company is the continuing or surviving corporation, and in connection therewith, all or part of the outstanding stock of the Company will be changed into or exchanged for stock or other securities of any other person or cash, (C) the Company will be party to a statutory share exchange with any other person after which the Company is a subsidiary of any other person, or (D) the Company will sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, to any person.

Confidentiality, Non-Solicit and Non-Compete.    The employment agreements also contain customary confidentiality terms, as well as non-solicitation and non-competition provisions effective until the later of (A) the second anniversary of the termination date or (B) the first anniversary of the date the executive ceases to receive any payments from the Company related to salary, bonus or severance. If the executive violates any of the foregoing, the Company’s payment obligations under the employment agreement ceases.

Change In Control/Severance Payment Table

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change in control, assuming such event occurred on October 31, 2011. These estimates do not reflect the actual amounts that will be paid to such persons upon such events in the future, if any, the amounts of which would only be known at the time the persons become eligible for payment and would be payable only if the specified event occurs.

The table assumes that all of the fiscal 2011 performance units are earned, and that the Committee exercises its discretion to accelerate all other unvested share-based awards as of October 31, 2011 for any termination of employment and upon a change of control, except in respect of terminations for cause, resignation without good reason or a change in control (without termination). The table also includes the intrinsic value of all vested but unexercised options as of such date. The table reflects the intrinsic value of such acceleration or vested securities, which is (A) for each stock option, $27.03 less the exercise price, and (B) for each performance unit, $27.03. $27.03 represents the closing price of the Company’s common stock on Nasdaq on October 31, 2011. Further, the table assumes the MIP bonus to be paid at 141.5% of target for fiscal 2011.

The following items are not reflected in the table set forth below:

•	earned and unpaid salary and accrued and unused vacation through October 31, 2011, all of which is de minimis;

•	costs of COBRA or any other mandated governmental assistance program to former employees, which is de minimis; and

•	amounts outstanding under the Company’s 401(k) plan.

Change of Control and Severance Payments

(in dollars)

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)(1)	Miscellaneous Health Benefits ($)(2)	Termination- Related Benefits Subtotal ($)	Intrinsic Value of Vested Options ($)	Total ($)

J. Brendan Barba

Retirement

Death

Disability

By Company (for cause)

By Executive (without good reason)

By Company (without cause)

By Executive (for good reason)

Change in Control (without termination of employment)

Change in Control (with termination of employment)

	— — — — — 2,747,954 2,747,954 — 2,747,954	2,089,987 2,089,987 2,089,987 — — 2,089,987 2,089,987 — 2,089,987	— 65,000 — — — — — — —	— — — — — 8,365 8,365 — — 8,365	2,089,987 2,154,987 2,089,987 — — 4,846,306 4,846,306 — 4,846,306	886,500 886,500 886,500 — — 886,500 886,500 886,500 886,500	2,976,487 3,041,487 2,976,487 — — 5,732,806 5,732,806 886,500 5,732,806

Paul M. Feeney
Retirement	—	408,991	—	—	408,991	—	408,991
Death	—	408,991	65,000	—	473,991	—	473,991
Disability	—	408,991	—	—	408,991	—	408,991
By Company (for cause)	—	—	—	—	—	—	—
By Executive (without good reason)	—	—	—	—	—	—	—
By Company (without cause)	1,239,323	408,991	—	8,365	1,656,679	—	1,656,679
By Executive (for good reason)	1,239,323	408,991	—	8,365	1,656,679	—	1,656,679
Change in Control (without termination of employment)	—	—	—	—	—	—	—
Change in Control (with termination of employment)	1,239,323	408,991	—	8,365	1,656,679	—	1,656,679

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)(1)	Miscellaneous Health Benefits ($)(2)	Termination- Related Benefits Subtotal ($)	Intrinsic Value of Vested Options ($)	Total ($)

John J. Powers

Retirement

Death

Disability

By Company (for cause)

By Executive (without good reason)

By Company (without cause)

By Executive (for good reason)

Change in Control (without termination of employment)

Change in Control (with termination employment)

	N/A — — — — 865,329 865,329 — 865,329	N/A 344,768 344,768 — — 344,768 344,768 — 344,768	N/A 100,000 — — — — — — —	N/A — — — — 8,365 8,365 — 8,365	N/A 444,768 344,768 — — 1,218,462 1,218,462 — 1,218,462	N/A — — — — — — — —	N/A 444,768 344,768 — — 1,218,462 1,218,462 — 1,218,462

David J. Cron
Retirement	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Death	—	34,923	100,000	—	134,923	70,991	205,914
Disability	—	34,923	—	—	34,923	70,991	105,914
By Company (for cause)	—	—	—	—	—	—	—
By Executive (without good reason)	—	—	—	—	—	—	—
By Company (without cause)	834,263	34,923	—	8,365	877,551	70,991	948,542
By Executive (for good reason)	834,263	34,923	—	8,365	877,551	70,991	948,542
Change in Control (without termination of employment)	—	—	—	—	—	70,991	70,991
Change in Control (with termination of employment)	834,263	34,923	—	8,365	877,551	70,991	948,542

Named Executive Officer	Cash Severance ($)	Acceleration of Share- Based Awards ($)	Life Insurance Proceeds ($)(1)	Miscellaneous Health Benefits ($)(2)	Termination- Related Benefits Subtotal ($)	Intrinsic Value of Vested Options ($)	Total ($)

Paul C. Vegliante

Retirement

Death

Disability

By Company (for cause)

By Executive (without good reason)

By Company (without cause)

By Executive (for good reason)

Change in Control (without termination of employment)

Change in Control (with termination of employment)

	N/A — — — — 786,255 786,255 — 786,255	N/A 104,660 104,660 — — 104,660 104,660 — 104,660	N/A 100,000 — — — — — — —	N/A — — — — 8,365 8,365 — 8,365	N/A 204,660 104,660 — — 899,280 899,280 — 899,280	N/A — — — — — — — —	N/A 204,660 104,660 — — 899,280 899,280 — 899,280

(1)	Employees receive term life insurance in the amount of their base salary, with a maximum of $100,000 until age 65, when benefits are reduced. This column excludes any supplemental benefits with premiums paid solely by the employee.

(2)	The Company pays the health benefit claims of its covered employees up to a stop loss gap and also pays a monthly administrative fee. The amounts in this column represent (A) an estimated dollar amount paid the Company per covered employee based upon the Company’s recent historical average of claims paid and (B) the administrative fee.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Family Relationships between Directors and Executive Officers

Messrs. Powers and Vegliante are son-in-laws of Mr. Barba. Additionally, Mr. Barba and Mr. Cron are cousins. Linda N. Guerrera, our Vice President and Controller, is the daughter-in-law of Mr. Feeney.

As of February 17, 2012, Mr. Barba and members of his immediate family owned or controlled the right to vote 1,257,175 shares of our common stock, in aggregate, representing 22.8% of our outstanding shares as of such date. We believe Mr. Barba and members of his immediate family will vote their shares of our common stock in accordance with management’s recommendations. Please note that Mr. Barba and members of his immediate family disclaim “group” status under Section 13(d) of the Exchange Act of 1934.

Related Person Transactions

Under SEC rules, a related person transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% stockholder since the beginning of the Company’s last completed fiscal year, and their immediate family members.

The Audit Committee is responsible for review and approval or ratification of related person transactions involving the Company or its subsidiaries to ensure there are no conflicts of interest. The Company’s Code of Conduct sets forth the Company’s written policy on procedures for reviewing and approving or ratifying potential conflicts of interests, which include related person transactions. The Code of Conduct requires officers and directors to provide full disclosure of any potential conflicts of interest to the Audit Committee, while other Company employees must provide such information to the Company’s compliance officer. Persons are encouraged to speak with the Company’s compliance officer (or, if an officer or director, to members of the Audit Committee) if there is any doubt as to whether a transaction could comprise a conflict of interest. Further, each of the Company’s officers and directors is required to complete an annual questionnaire in connection with the proxy statement for the annual meeting of stockholders, which includes questions regarding potential and ongoing related person transactions.

If a related person transaction is proposed and it involves an officer or director, the Audit Committee reviews such transaction to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders. The Audit Committee affirmatively determined that none of the related person transactions below constituted a conflict of interest.

Mr. Barba’s first cousin, who is also the brother of Mr. Cron, is a principal of a company used for certain printed form requirements. We regularly use a competitive bid process regarding this work. We paid $54,667 to such vendor for services in fiscal 2011, and we paid $25,356 to such vendor for services in fiscal 2012 through February 17, 2012.

Mr. Feeney’s son-in-law, and the brother-in-law of Ms. Guerrera, is a principal of the publisher of our annual report to stockholders and certain advertising material. Competitive bids were solicited by an independent business consultant in June 2004. We paid $57,525 to such vendor for services in fiscal 2011, and we paid $40,998 to such vendor for services in fiscal 2012 through February 17, 2012.

In September 2008, Mr. Powers’ brother became the principal of a distributor who purchases product from us. Prior to such date, he was a sales representative in the FIAP Films Division of the Company from May 2002 to September 2008. We sold $543,658 of product to such distributor in fiscal 2011, and we sold $143,264 of product to such distributor in fiscal 2012 through February 17, 2012.

The brother of Ms. Guerrera, is a partner of Skadden, Arps, Slate, Meagher & Flom LLP, an entity that provides legal services to us. We paid $367,335 for legal services in fiscal 2011 and we paid $122,376 to such firm for legal services in fiscal 2012 through February 17, 2012.

Mr. Feeney’s daughter-in-law, Linda N. Guerrera, is an executive officer of the Company. Ms. Guerrera is party to an employment agreement with the Company effective November 1, 2008; the agreement is substantially identical to the existing employment agreements entered into with each of the named executive officers. In fiscal 2011, she earned $303,060 in total compensation, which consisted of a base salary of $210,020, a car allowance of $8,000, bonus earned under the 2011 MIP of $74,289 and $10,751 contributed by the Company to her account in the 401(k) Savings and Employee Stock Ownership Plan.

Mr. Barba’s first cousin, Robert Cron, who is also the brother of Mr. Cron, is our Executive Vice President, National Accounts. In fiscal 2011, he earned $333,775 in total compensation, which consisted of a base salary of $270,022, a car allowance of $11,000, bonus earned under the 2011 MIP of $40,503 and $12,250 contributed by the Company to his account in the 401(k) Savings and Employee Stock Ownership Plan.

Mr. Barba’s first cousin, Mark Cron, who is also the brother of Mr. Cron, is a sales representative in our Custom Films Division. In fiscal 2011, he earned $145,705 in total compensation, which consisted of a base salary of $53,467, a car allowance of $6,000, commission of $79,861 and $6,377 contributed by the Company to his account in the 401(k) Savings and Employee Stock Ownership Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of February 17, 2012 by (A) each of the directors and named executive officers, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of February 17, 2012, there were 5,511,425 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

Name of Beneficial Owner	Shares Owned (1)	Right to Acquire (2)	Total	Aggregate Percent of Class
Kenneth Avia	—	12,000	12,000	*
J. Brendan Barba(3)	440,904	84,180	525,084	9.4
Robert T. Bell	2,000	6,000	8,000	*
Ira M. Belsky	1,000	—	1,000	*
Richard E. Davis	—	10,000	10,000	*
Paul M. Feeney(3)(4)	103,907	34,600	138,507	2.5
Frank P. Gallagher	2,000	9,000	11,000	*
Lawrence R. Noll	4,503	2,255	6,758	*
Lee C. Stewart	—	15,000	15,000	*
John J. Powers(3)(5)	493,384	—	493,384	9.0
David J. Cron	4,004	—	4,004	*
Paul C. Vegliante(3)(6)	416,765	—	416,765	7.6
Executive officers and directors as a group (14 persons)	1,339,134	170,035	1,512,169	26.6
KSA Capital Management, LLC, et al.(7) 4 Essex Avenue, Fourth Floor Bernardsville, NJ 07924	926,140	—	926,140	16.8
Barclays Global Investors, NA, et al.(8) 45 Fremont Street San Francisco, CA 94105	402,481	—	402,481	7.3
BlackRock, Inc.(9) 40 East 52nd Street New York, NY 10022	315,481	—	315,481	5.7

*	Less than one percent.

(1)	These amounts include the following number of shares credited under our 401(k) Savings Plan and Employee Stock Ownership Plan as of February 17, 2012: Mr. Barba, 0 shares; Mr. Feeney, 0 shares; Mr. Noll, 3,978 shares; Mr. Powers, 4,390 shares; Mr. Cron, 0 shares; and Mr. Vegliante, 4,160 shares. ‘Executive officers and directors as a group’ include 16,424 shares credited under such plan.

(2)	These amounts reflect the number of shares that such holder could acquire through the exercise of stock options within 60 days of February 17, 2012.

(3)	Includes 46,939 shares of common stock in a Grantor Retained Annuity Trust (“GRAT”) that was initially established by Mr. Barba. The trustees for the GRAT are Mr. Feeney and two daughters of Mr. Barba (who are also the spouses of Messrs. Powers and Vegliante and the co-beneficiaries of the GRAT).

(4)	Includes 5,000 shares held by Mr. Feeney’s spouse, as to which he disclaims beneficial ownership.

(5)	Includes 398,500 shares held by Mr. Powers’ wife and 22,681 shares held by Mr. Powers’ wife in trust for his minor children.

(6)	Includes 362,052 shares held by Mr. Vegliante’s wife.

(7)	Based on Schedule 13D/A (Amendment No. 5) filed with the SEC on May 13, 2011 by KSA Capital Management, LLC and Daniel Khoshaba, the managing member. In the Schedule 13D/A, all persons report shared voting and dispositive power over all of such shares.

(8)	Based on Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, NA has sole power to vote 270,372 shares and sole power to dispose 270,647 shares. Barclays Global Fund Advisors has sole power to vote and dispose of 131,834 shares.

(9)	Based on Schedule 13G filed with the SEC on February 9, 2012 by BlackRock, Inc.

AUDIT COMMITTEE REPORT

The Board has determined that each of the members of the Audit Committee is independent under applicable rules and regulations of Nasdaq and the SEC. The Audit Committee operates under a written charter approved by the Board, which is reviewed annually by the Audit Committee and the Board, and is posted on the Investor Relations section of the Company’s website at www.aepinc.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting and internal control functions, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, currently KPMG LLP (“KPMG”). See “Audit Committee Matters” below for a description of the Committee’s pre-approval policies regarding KPMG services. The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. KPMG is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing their opinions thereon.

During fiscal 2011, among other matters, the Audit Committee:

•	Reviewed and discussed with management and KPMG the unaudited quarterly financial statements included in Form 10-Qs filed with the SEC.

•	Reviewed and discussed with KPMG the overall scope and plans for its audit for fiscal 2011.

•

Reviewed and discussed with management and KPMG the audited consolidated financial statements, and KPMG’s opinion thereon, included in the Form 10-K for fiscal 2011 filed with the SEC and the fiscal 2011 annual report delivered to stockholders.

•

Reviewed and discussed with management its assessment and report, and reviewed and discussed with KPMG its opinion, on the effectiveness of the Company’s internal control over financial reporting as of October 31, 2011.

•	Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees).

•

Received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services is compatible with the auditors’ independence under current guidelines.

Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for fiscal 2011, which was filed with the SEC on January 17, 2012.

Submitted by the Audit Committee:

    Robert T. Bell, Chairman

    Kenneth Avia (former Committee member)

    Ira M. Belsky

    Richard E. Davis

    Lee C. Stewart

AUDIT COMMITTEE MATTERS

Pre-Approval Policies and Procedures

In accordance with Audit Committee policy and applicable law, the Audit Committee must pre-approve all services to be provided by KPMG, including audit services, audit-related services, tax services and other services. In determining whether to pre-approve such services, the Audit Committee must consider whether the provision of such services is consistent with the independence of KPMG. Generally, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chair of the Audit Committee may pre-approve such services between committee meetings pursuant to delegated authority from the Audit Committee; the chair then communicates such pre-approvals to the full Audit Committee at the next regularly scheduled meeting.

KPMG Fees

The following table sets forth the fees we were billed for audit and other services provided by KPMG in fiscal 2011 and 2010. All of such services described below were approved in conformity with the Audit Committee’s pre-approval policies and procedures described above.

	Fiscal 2011 ($)	Fiscal 2010 ($)
Audit Fees(1)	1,588,513	1,193,780
Audit-Related Fees(2)	35,554	35,253
Tax Fees(3)	5,427	2,920

Total Fees	1,629,494	1,231,953

(1)	Audit fees in fiscal 2011 consisted of fees related to the annual audit of our financial statements in quarterly reviews, the audit of the effectiveness of internal control over financial reporting, fees related to the acquisition of Webster Industries and related SEC filings, and fees related to the review of our SEC filing associated with the offering of our 8.25% Senior Notes due 2019. Audit fees in fiscal 2010 consisted of fees relating to the annual audit of our financial statements and the audit of the effectiveness of internal controls over financial reporting.

(2)	Audit-related fees in fiscal 2011 and 2010 consisted of fees for limited scope audits of our 401(K) and Employee Stock Ownership Plan.

(3)	Tax fees in fiscal 2011 and 2010 consisted of fees for tax consultation and tax compliance services.

PROPOSAL NO . 2—

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. In January 2012, the Audit Committee reappointed KPMG to be our independent registered public accounting firm for fiscal 2012.

As the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, your ratification of the appointment of KPMG is not necessary. However, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the stockholders ratify the appointment of KPMG, the Audit Committee may in its sole discretion terminate the engagement of KPMG and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of KPMG will attend the meeting, will make a statement, if they desire to do so, and will answer appropriate questions from our stockholders.

The Board recommends that you vote FOR the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2012.

PROPOSAL NO . 3—

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our Board of Directors proposes that stockholders provide advisory (non-binding) approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with the SEC’s rules (commonly known as a “say-on-pay” proposal). We recognize the interest our stockholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14 of the Securities Exchange Act of 1934, as amended.

In a non-binding advisory vote on the frequency of the say-on-pay proposal held at our 2011 annual meeting of stockholders, stockholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors considered by the Board, the Board has determined that the Company will hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency. The next advisory say-on-pay vote will occur at our 2013 annual meeting of stockholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our named executive officer compensation program is designed to attract, motivate, and retain our named executive officers who are critical to our success, and to ensure alignment of such persons with stockholders. Under this program, our named executive officers are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased stockholder value. We believe our executive officer compensation program also is structured appropriately to support our Company and business objectives, as well as to support our culture. The Compensation Committee regularly reviews the compensation program for our named executive officers to ensure the fulfillment of our compensation philosophy and goals.

Please read the “Compensation Discussion and Analysis,” beginning on page 17, and the named executive officer compensation tables, beginning on page 31, for additional details about our named executive officer compensation program, including information about the target and earned compensation of our named executive officers in fiscal 2011.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. We value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

PROPOSAL NO. 4—

APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE UNIT GOALS USED UNDER THE 2005 STOCK OPTION PLAN, FOR COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE CODE

The Board of Directors proposes that stockholders approve the material terms of performance goals applicable to performance units granted under our 2005 Stock Option Plan, which approval is required every five years, among other things, in order to prevent us from being subject to a limitation on our ability to claim a federal income tax deduction for the full value of certain such grants under Section 162(m) of Internal Revenue Code, or the Code. For purposes of Section 162(m), the material terms requiring stockholder approval include (i) the employees eligible to receive performance units, (ii) a description of the business criteria on which the performance goals applicable to performance units are based and (iii) the maximum amount of compensation that can be paid to an employee or the formula used to calculate the amount of compensation to be paid to an employee if the performance goal is attained. Each of these aspects is discussed below.

The Board believes it is in the best interest of the Company and its stockholders to have an incentive plan under which the compensation awards made to certain executive officers may be deducted for federal income tax purposes. Section 162(m) of the Code prohibits the deduction of certain compensation in excess of $1 million per year paid by a publicly traded corporation to certain officers who constitute “covered employees” under the rule, which currently include our chief executive officer and, excluding the chief financial officer, the next three most highly compensated executive officers. Compensation that qualifies as “performance-based” compensation is, however, exempt from the $1 million deductibility limitation.

Incentive stock options, non-qualified stock options and stock appreciation rights granted under our 2005 Stock Option Plan qualify for the performance-based compensation exemption from the $1 million deduction limitation of Section 162(m) of the Code. Performance units granted under our 2005 Stock Option Plan may also qualify for the performance-based compensation exemption, as noted above. If stockholders do not approve the material terms of the performance goals applicable to performance units granted under our 2005 Stock Option Plan, the compensation income recognized by recipients of such grants will not be performance-based compensation under Section 162(m) and we may not be entitled to a tax deduction for some or all of the value of performance units granted to covered employees.

Approval of this proposal is solely for the purpose of allowing us to award performance units under the 2005 Stock Option Plan that are intended to qualify as performance-based compensation under Section 162(m). No amendments or changes to the 2005 Stock Option Plan are being requested by us at this time. Therefore, the approval of this proposal by the stockholders will not result in any increase in the number of shares of common stock available for issuance under the 2005 Stock Option Plan or extend its term.

The following summary of the principal features of the 2005 Stock Option Plan is qualified in its entirety by the specific language of the 2005 Stock Option Plan, a copy of which is attached hereto as Annex A. The following discussion is qualified in all respects by reference to Annex A.

General

The purposes of the 2005 Stock Option Plan are (a) to provide incentives for our key employees and non-employee directors by encouraging their ownership of stock and (b) to aid us in retaining such key employees and non-employee directors, upon whose efforts our success and future growth depends, and to attract other such employees and non-employee directors.

Shares Subject to the 2005 Stock Option Plan and Maximum Award

Subject to adjustment in certain circumstances as discussed below, the 2005 Stock Option Plan authorizes up to 1,000,000 shares of our common stock for issuance pursuant to the terms of the plan. As of October 31, 2011, 524,003 shares of common stock remain available for issuance. See “—Equity Compensation Plans.” No participant may be issued more than 250,000 shares of common stock under the 2005 Stock Option Plan. Except for purposes of applying the 250,000 share per participant limitation, if and to the extent awards granted under the 2005 Stock Option Plan terminate, expire or lapse without being exercised, or the unvested shares of common stock are forfeited, the shares subject to such awards will be available for future grant under the plan; provided that shares underlying awards or issued to a person required to file reports under Section 16 of the Exchange Act will only be available again if the forfeiting person received no benefits of ownership, such as dividends (but excluding voting rights), and Rule 16b-3 of the Exchange Act was satisfied. Additionally, shares subject to an award that are tendered and/or withheld by us in settlement of any exercise price and/or any tax withholding obligation associated with that award will be available for future grant under the plan.

In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction, the Compensation Committee will make adjustments it deems appropriate, including: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the 2005 Stock Option Plan; (ii) to the number, class and/or issuer of securities subject to outstanding awards; (iii) to the exercise price of outstanding options; and (iv) the number of shares underlying option grants made annually to non-employee directors, in each case in a manner that reflects equitably the effects of such event or transaction.

Administration

The 2005 Stock Option Plan is administered and interpreted by our Compensation Committee, or another committee if so appointed by the Board for such purpose. Subject to the provisions of the 2005 Stock Option Plan and applicable law and regulations, the Compensation Committee has full authority to grant awards under the plan, to determine the terms of such awards and related award agreements, to amend or waive rules and regulations applicable to the plan, to accelerate the exercisability of any award or the end of any performance period or to terminate any restricted period, and to amend the terms of any outstanding awards.

Eligibility

Key employees and non-employee directors are eligible to participate in the 2005 Stock Option Plan. Key employees include officers and other key employees of AEP Industries Inc. or any parent or subsidiary who, in the opinion of the Compensation Committee, can contribute significantly to our growth and profitability or perform services of major importance for us.

During fiscal 2011, five employees and five non-employee directors received awards under the 2005 Stock Option Plan.

Form of Awards

Stock Options—Grants to Key Employees

General.    Our Compensation Committee may grant options qualifying as incentive stock options (ISO) within the meaning of Section 422 of the Code and/or non-qualified stock options (NQSO) in accordance with the terms and conditions set forth in the 2005 Stock Option Plan. No employee may receive ISOs that are exercisable for the first time in any calendar year for stock having a total fair market value (determined as of the grant date of the option) in excess of $100,000.

Term, Purchase Price, Vesting and Method of Exercise of Options.    The exercise price of any option granted under the 2005 Stock Option Plan will be not less than the fair market value of our common stock on the date of grant (or not less than 110% of the fair market value, in the case of ISO grants to optionees that are 10% stockholders).

Our Compensation Committee may determine the option term for each option; provided, however, that the exercise period of any option may not exceed 10 years from the date of grant (or five years from the date of grant, in the case of ISO grants to optionees that are 10% stockholders). Vesting for each option will also be determined by our Compensation Committee. Options are generally not transferable and may be exercised only by the employee, subject to specified limitations.

Generally, payment of the option price may be made, alone or in combination, (i) in cash, (ii) if so provided in the award agreement, via net-share settlement through a sale of certain shares underlying the options by a stockbroker, (iii) in shares of our common stock held by the optionee, or (iv) if permitted by law, via a Company loan or Company guarantee of a loan for purposes of exercising such options.

Stock Options—Grants to Non-Employee Directors

Under the 2005 Option Plan, each non-employee director receives a fixed annual grant of options for 2,000 shares of common stock as of the date of the annual meeting of stockholders (or if the fair market value cannot be calculated on such meeting date, the next day that the fair market value of the common stock can be calculated). The foregoing represents an increase from the options for 1,000 shares specified in the plan, as approved by the Compensation Committee in April 2006. The stock options vest in five equal installments on the first through fifth anniversaries of the grant date, provided the director continues to serve in such capacity on such respective dates. The exercise period of the options are 10 years from the date of grant.

Upon death of a director, any vested options will be exercisable by a beneficiary or the estate through the 10-year expiration date. Otherwise, a director’s right to exercise a vested option will terminate one year after service is terminated for any reason other than cause, or immediately upon termination of service for cause. The option price, which cannot be less than the fair market value of the option shares on the date of grant, may be paid in similar fashion as employees under the plan. Options are generally not transferable and may be exercised only by the director, subject to specified limitations.

Stock Appreciation Rights (SARs)

Our Compensation Committee is authorized to grant SARs pursuant to the terms of the 2005 Stock Option Plan. The SARs may be free standing, in tandem with option grants or in addition to option grants. The exercise period may not exceed 10 years from the date of grant. Upon exercise of a SAR, the participant is entitled to receive an amount equal to the difference between the fair market value (in the case of free standing SARs) or option price (in the case of tandem or additive SARs) of the shares of our common stock underlying the SAR on the date of grant and the fair market value of the shares of our common stock underlying the SAR on the date of exercise. Such amount may be paid in cash and/or shares of our common stock as determined by our Compensation Committee. SARs are generally not transferable and may be exercised only by the employee, subject to specified limitations.

Restricted Stock

Our Compensation Committee is authorized to grant restricted stock pursuant to the terms of the 2005 Stock Option Plan. Prior to the end of the restricted period, shares received as restricted stock may not be sold, assigned, pledged, or otherwise disposed of or hypothecated by participants, and may be forfeited in the event of termination of employment. The restricted period and vesting terms generally are established by our Compensation Committee. During the restricted period, the restricted stock entitles the participant to all of the rights of a stockholder, including the right to vote the shares and the right to receive any dividends thereon.

Performance Awards

Performance units and performance shares may also be granted under the 2005 Stock Option Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. The Compensation Committee will establish performance goals in its discretion within the parameters of the 2005

Stock Option Plan, which, depending on the extent to which they are met, will determine the degree of granting, vesting and/or payout value of performance units and performance shares. The Compensation Committee may impose any further such conditions on an award to qualify it as performance-based compensation exempt from the $1 million deduction limitation of Section 162(m) of the Code. While the performance units and performance shares remain unvested, a participant may not sell, assign, transfer, pledge or otherwise dispose of the securities, subject to specified limitations.

The 2005 Stock Option Plan permits the performance goals, applicable to performance shares and performance units, to relate to the performance of our Company or a division or subsidiary thereof. Further, the performance goals may be based on the achievement of balance sheet or income statement objectives, or any other objectives established by the Compensation Committee. Beginning in fiscal 2008, the Compensation Committee determined that vesting of the performance units would be based upon the achievement of Adjusted EBITDA compared to an Adjusted EBITDA target. Beginning in fiscal 2010, such Adjusted EBITDA has been defined as net income before interest expense, income taxes, depreciation and amortization, discontinued operations, non-core business operating income, annual change in LIFO reserve, gain or loss on disposal of property, plant and equipment, non-operating income (expense) and share-based compensation expense, all as adjusted to remove foreign exchange effect. For purposes of clarity, stockholder approval of this proposal includes the approval of the Adjusted EBITDA performance metric for purposes of Section 162(m).

Other Awards

The Compensation Committee may also grant awards of shares or other derivative securities of the Company, either alone or together with other awards under the 2005 Stock Option Plan. The Compensation Committee will determine the terms and conditions, including any performance goals, in accordance with the plan and applicable law. A participant may not sell, assign, transfer, pledge or otherwise dispose of the other securities, subject to specified limitations.

Option Price and Tax Withholding

A participant granted a stock option under our 2005 Stock Option Plan must pay the option price and the amount of withholding tax due, if any, at the time of exercise.

Shares of our common stock will not be issued or transferred upon exercise of the option until the option price and/or the withholding obligation are fully paid.

Amendment and Termination of the 2005 Stock Option Plan

Our Board may amend, alter or discontinue the 2005 Stock Option Plan at any time. Unless the plan is terminated prior thereto, the plan shall be terminated and no award shall be granted thereunder after the earlier of ten years after Board approval of the plan, or October 2013, and the date on which all shares available for issuance have been utilized. The Board of Directors may amend the plan at any time, subject to stockholder approval requirements.

Effects of Termination of Service with Us

Any rights of award holders upon a termination of service with us will be set forth in the award agreements, as determined by the Compensation Committee.

Change of Control

In the event of we have a change of control, our Compensation Committee has discretion to, among other things, accelerate the vesting and exercisability of outstanding awards.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Stock Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.    A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Appreciation Rights.    A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the fair market value of the shares on the date of grant of the stock appreciation right. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance Shares, Performance Units and Other Stock Unit Awards.    A participant generally will recognize no income upon the receipt of a performance share, performance unit, or other stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Dividend or Dividend Equivalents.    A participant will recognize taxable income, subject to withholding of employment tax, upon receipt of a dividend equivalent in cash or in shares of stock. Similarly, a participant who receives restricted stock, and does not make an election under Section 83(b) of the Code with respect to the stock, will recognize taxable ordinary income, subject to withholding of employment tax, upon receipt of dividends on the stock.

Section 162(m).    As discussed above, Section 162(m) of the Code would render non-deductible to us compensation in excess of $1.0 million received in any year by certain executive officers unless such excess is “performance-based compensation” (as defined by Section 162(m)). The availability of the exemption for awards of performance-based compensation for performance units granted under our 2005 Stock Option Plan depends upon obtaining approval by our public stockholders of the material terms of the performance goals applicable to performance unit grants as requested in this Proposal. Provided we obtain the approval of our stockholders, as requested in this Proposal, of the material terms such performance goals, grants of performance units may qualify as performance-based compensation exempt from Section 162(m). Incentive stock options, non-qualified stock options, performance shares and stock appreciation rights granted under our 2005 Stock Option Plan may qualify as performance-based compensation exempt from Section 162(m), but restricted stock and other stock unit awards available for grant under our 2005 Stock Option Plan have not been structured to qualify for the performance-based compensation exemption from Section 162(m).

Section 409A.    Certain awards granted under our 2005 Stock Option Plan may be deemed to constitute deferred compensation within the meaning of Section 409A of the Code and must qualify for an exemption from or satisfy the requirements of Section 409A to avoid adverse tax consequences to participants who receive such awards. These requirements include limitations the timing of and circumstances triggering vesting and distributions. We have structured, and we intend to continue to structure, any deferrals and awards under our 2005 Stock Option Plan to meet the applicable tax law requirements.

Historical Plan Benefits

For fiscal 2012, the Compensation Committee has approved the performance unit awards noted in the table below, which will be earned based on the achievement of Adjusted EBITDA relative to a target performance goal. Grants of additional performance units in fiscal 2012 and in future years have not been determined, with the grant of such awards subject to the discretion of the Compensation Committee. Further, the vesting of such awards remain subject to the satisfaction of applicable performance goals. No options were issued to employees in fiscal 2012 as of the date hereof, and any future option grants will be subject to the discretion of the Compensation Committee. The Compensation Committee has not granted other forms of securities under the 2005 Stock Option Plan historically, although it retains the discretion to make such other grants in the future.

In addition, each non-employee director will receive the annual grant of options for 2,000 shares of common stock as of the 2012 annual meeting, which is not noted in the table below.

Performance Units Granted to Certain Individuals During the Fiscal Year Ended October 31, 2012

Name	Performance Units Granted	Grant Date Fair Value of Awards ($)
J. Brendan Barba	35,471	1,016,238
Paul M. Feeney	6,724	192,654
John J. Powers	5,614	160,829
Paul C. Vegliante	933	26,738
All current executive officers, as a group	48,742	1,396,458
All employees, other than current executive officers, as a group	83,824	2,401,558

See “Additional Information—Equity Compensation Plans” for certain information regarding our equity compensation plans as of October 31, 2011.

The Board recommends that you vote “FOR” the approval of the material terms of performance unit goals used under the 2005 Stock Option Plan.

ADDITIONAL INFORMATION

Equity Compensation Plans

The following table sets forth certain information as of October 31, 2011 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	375,723	(1)	$23.07	(2)	524,003	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	375,723		$23.07		524,003

(1)	Consists of (a) 142,832 outstanding options for our common stock under the 1995 Stock Option Plan, (b) 85,000 outstanding options for our common stock under the 2005 Stock Option Plan and (c) 147,891 outstanding performance units under the our 2005 Stock Option Plan. Upon vesting of each performance unit, employees have the option to receive one share of the Company’s common stock or the equivalent cash value or a combination of both. This column assumes no forfeiture of performance units granted for the 2011 performance period and the election by all employees to receive common stock upon the vesting of the performance units. However, in January and February 2012, many employees elected to receive cash in lieu of common stock upon the vesting of performance units on such date and therefore the number of performance units included in the table overstates the expected dilution by such amount.

(2)	Excludes performance units, which have no exercise price.

(3)	Consists of shares of common stock that may be issued pursuant to stock options, performance units and other equity awards under our 2005 Stock Option Plan. No additional options may be issued under the 1995 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto, and to furnish copies of these reports to us. Based on our review of the insiders’ forms furnished to us or filed with the SEC and representations made by the directors and applicable executive officers, no insider failed to file on a timely basis a Section 16(a) report in fiscal 2011, except a late Form 3 was filed by JMB Capital Partners Master Fund, L.P. and related persons.

Availability of Fiscal 2011 Annual Report to Stockholders

SEC rules require us to provide a copy of our fiscal 2011 annual report to stockholders who receive this proxy statement. Our fiscal 2011 annual report to stockholders includes our annual report on Form 10-K for fiscal 2011 (including certain exhibits). We will also provide copies of our fiscal 2011 annual report to stockholders to brokers, dealers, banks, voting trustees and their nominees for the benefit of beneficial owners. Additional copies of the fiscal 2011 annual report to stockholders (excluding certain exhibits or documents incorporated by reference in our annual report on Form 10-K for fiscal 2011) are available to stockholders at no charge upon written request to: Investor Relations, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606 or in the Investor Relations section of our website at www.aepinc.com.

Requirements for Submission of Stockholder Proposals and Nominations for 2013 Annual Meeting

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2013 annual meeting of stockholders (pursuant to Rule 14a-8 of the Exchange Act), the proposal must be received by us at our principal executive offices (Corporate Secretary, AEP Industries Inc., 125 Phillips Avenue, South Hackensack, NJ 07606) by the close of business on October 26, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any stockholder director nomination or proposal of other business intended to be presented for consideration at the 2013 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e. not pursuant to Rule 14a-8 of the Exchange Act), must be received by us at the address stated above not less than 90 days nor more than 120 days before the first anniversary of the date of the 2012 annual meeting. Therefore, such notice must be received between December 11, 2012 and the close of business on January 10, 2013 to be considered timely. However, if our 2013 annual meeting occurs more than 30 days before or 60 days after April 10, 2013, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2013 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2013 annual meeting, and (B) not earlier than the 120th day prior to the 2013 annual meeting.

The above-mentioned proposals must also be in compliance with our By-Laws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our By-Laws. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

Solicitation by Board; Expenses

We will pay the cost of preparing, assembling, and mailing the proxy materials. We have requested banks, brokers and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable expenses in doing so. In addition, our directors, officers and regular employees may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on April 10, 2012

The 2012 proxy statement and fiscal 2011 annual report are available at https://materials.proxyvote.com/001031.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors,

Sandra C. Major
Vice President and Secretary
February 24, 2012

Annex A

AEP INDUSTRIES INC.

2005 Stock Option Plan

1. Purposes of Plan.    The purposes of this Plan are (a) to provide incentives for key employees of the Company and its Subsidiary or Parent corporations, and for members of the Board of Directors of the Company, by encouraging their ownership of Stock and (b) to aid the Company in retaining such key employees and Board members, upon whose efforts the Company’s success and future growth depends, and attracting other such employees and Board members.

2. Definitions.    Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Agreement” means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

(c) “Award” means individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, Performance Shares, or Other Stock Unit Awards, including a grant of Non-qualified Stock Options pursuant to Section 12 below. Each Award shall be evidenced by an Agreement containing such terms and conditions as the Committee may approve, in addition to any applicable terms and conditions specified in the Plan.

(d) “Award Date” or “Grant Date” means the date on which an Award is made by the Committee or the Board of Directors under this Plan or automatic grant under Section 12.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Board” or “Board of Directors” means the Board of Directors of the Company.

(g) “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) Any person, corporation or other entity or group, including any “group” as defined in Section 13(d)(3) of the Exchange Act other than (A) those persons in control of the Company on the Effective Date, (B) any person acting on behalf of the Company in a distribution of stock to the public, or (C) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

(ii) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

(iii) If at any time, (A) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (C) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (D) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(h) “Code” means the Internal Revenue Code of 1986 and any successor statute thereto, as amended.

(i) “Committee” shall mean the Compensation Committee of the Board of Directors.

(j) “Company” means AEP Industries Inc., or any successor thereto as provided in Article 18 herein.

(k) “Continuing Director” means an individual who was a member of the Board of Directors on the Effective Date or whose subsequent nomination for election or reelection to the Board of Directors was recommended or approved by the affirmative vote of two-thirds of the members of the Board on the Effective Date who were then in office.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” on a particular day means the last sale price regular way on such day or if such day is not a business day on the preceding business day, on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by such exchange, or if the Common Stock is not listed or admitted to trading on any national securities exchange, in the over-the-counter market on such day, as reported on the Nasdaq National Market (“Nasdaq”), or if there are no such prices reported on such exchange or Nasdaq on such day, the average of the closing high bid and low asking price of the Stock as reported by such exchange or Nasdaq, and if there be none, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such day, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee.

In the case of an Incentive Stock Option, if the foregoing method of determining fair market value should be inconsistent with Section 422 of the Code, “Fair Market Value” shall be determined by the Committee in a manner consistent with such section of the Code and shall mean the value as so determined.

(n) “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(o) “Key Employee” means an officer or other key employee of the Company or its Parent or Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

(p) “Non-qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Section 6 or 12 herein, which is not intended to be an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Non-qualified Stock Option.

(r) “Other Stock Unit Award” means awards of Stock or other awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other securities of the Company.

(s) “Outside Director” means a member of the Board who is not an employee of the Company or any Subsidiary or Affiliate.

(t) “Parent” means a parent corporation of the Company within the means of Section 424(c) of the Code.

(u) “Participant” means a Key Employee or Outside Director who has been granted an Award under the Plan.

(v) “Performance Award” means a performance-based Award, which may be in the form of either Performance Shares or Performance Units.

(w) “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined by the Fair Market Value of Company Stock in a manner deemed appropriate by the Committee and described in the Agreement.

(x) “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of preestablished goals relating to Company financial or operating performance as deemed appropriate by the Committee and described in the Agreement but which is not determined by reference to the Fair Market Value of Common Stock.

(y) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

(z) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(aa) “Plan” means the AEP Industries Inc. 2005 Stock Option Plan, as hereafter from time to time amended.

(bb) “Related Option” means an Incentive Stock Option or a Non-qualified Stock Option granted in conjunction with the grant of a Stock Appreciation Right.

(cc) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 8 herein.

(dd) “Rule 16b-3” means Rule 16b-3 adopted pursuant to Section 16(b) of the Exchange Act A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(ee) “Secretary” means the officer designated as the Secretary of the Company.

(ff) “Section 16 Person” means a Participant who is subject to Section 16(b) of the Exchange Act with respect to transactions involving Company Stock.

(gg) “Stock” or “Shares” means the common stock of the Company, $.01 par value.

(hh) “Stock Appreciation Right” or “SAR” means an Award, designated as a Stock Appreciation Right, granted to a Participant pursuant to Section 7 herein.

(ii) “Subsidiary” shall mean, a subsidiary of the Company within the meaning of Code Section 424(f).

3. Administration.

(a) The Plan shall be administered by a Committee, which shall consist of not less than three members of the Board. Subject to the provisions of the next sentence, the Committee shall be the Compensation Committee unless the Board shall appoint another Board committee to administer the Plan. Unless the Board determines otherwise, (i) all members of the Committee shall be “outside directors” as described in Code Section 162(m), and (ii) no person shall be appointed to or serve as a member of the Committee unless at the time of such appointment and service he shall be a “non-employee director,” as defined in Rule 16b-3. The Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable.

(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to grant Awards and to determine the terms and conditions of the Awards; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction; (vi) to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Participants and their legal representatives and beneficiaries. In addition to the automatic grants of Non-qualified Stock Options to be made annually to Outside Directors pursuant to Section 12 of the Plan, the Committee or the Board of Directors shall have the right to make additional grants of Non-qualified Stock Options to Outside Directors provided that each such grant complies with, and/or is conditioned upon, compliance with subdivision (d) of Rule 16b-3.

(c) The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in, or not opposed to, the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

4. Stock Available.    Subject to adjustment as provided in Section 13 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan on or after January 1, 2005, shall not exceed 1,000,000 and the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan on or after January 1, 2005, shall not exceed 250,000. Shares of Stock used for purposes of the Plan may be either authorized and unissued Shares, or previously issued Shares held in the treasury of the Company, or both. Except as provided below in this Section 4, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan. If any Award granted under this Plan terminates, expires, or lapses for any reason other than by virtue of exercise of the Awards, or if Shares issued pursuant to Awards are forfeited, any Shares subject to such Award or forfeiture again shall be available for the grant of an Award under the Plan; provided that any such Shares shall be available for the grant of an Award to a Section 16 Person only if the forfeiting employee received no benefits of ownership such as dividends (but excluding voting rights) from the Shares and Rule 16b-3 would in the opinion of the Committee otherwise be satisfied. In the event that a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option, provided that the number of Shares available for future Awards to Section 16 Persons under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option only if Rule 16b-3 would in the opinion of the Committee be satisfied.

5. Eligibility.    Awards under the Plan may be granted to Key Employees of the Company or any Subsidiary or Parent, including Key Employees who are officers or directors of the Company or any Subsidiary or Parent. Awards may be granted to eligible employees whether or not they hold or have held Awards previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for Awards, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee’s present and potential contributions to the success of the Company and its Subsidiaries.

6. Stock Options.

(a) Grant of Options to Key Employees.    Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee Subject to Section 4 above, the Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Key Employee, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which a Key Employee may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and the rules and regulations thereunder. The date of grant of an Option shall be the date specified by the Committee in its grant of the Option. The Board of Directors may, in its sole discretion, grant options to Key Employees under the conditions set forth in this Section 6.

(b) Option Agreement.    Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability, or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-qualified Stock Option.

(c) Option Price.    The exercise price per Share of Stock covered by an Option (“Option Price”) shall be determined by the Committee subject to the following limitations. In the case of an ISO, the Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date, or in the case of any Optionee who, at the time such Incentive Stock Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, not less than 110% of the Fair Market Value of such Stock on the date the Incentive Stock Option is granted. In the case of a NQSO, the Option Price shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date. In no event shall the Option Price of any Option be less than the par value of the Stock.

(d) Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time of grant, provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its Award Date and no Incentive Stock Option which is granted to any Optionee who, at the time such Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporation, shall be exercisable after the expiration of five years from the date such Option is granted.

(e) Exercisability.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

(f) Method of Exercise.    In order to exercise an option, the holder thereof (the “Optionee”) shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier’s check payable to the order of the Company in the full amount of the purchase price therefor, provided that: (i) if so provided in the Option Agreement, the Participant may deliver a properly executed exercise notice together with irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds (or in lieu of a pending a sale, loan proceeds) sufficient to pay the purchase price, (ii) such purchase price may be paid in Shares of Stock owned by the Optionee having a fair market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and whole Shares of Stock, and (iii) for the purpose of assisting an Optionee to exercise an Option, the Company may, if permitted by law, make loans to the Optionee or guarantee loans made by third parties to the Optionee on such terms and conditions as the Board of Directors may authorize. If the Optionee so requests, Shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person provided that Optionee pays any documentary, transfer or other tax applicable to such issuance. An Optionee shall have none of the rights of a stockholder until the date as of which Shares of Stock are issued to him. For purposes of payment described in (i) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the stockbroker instructions, unless the Committee determines otherwise.

(g) Non-trasferability of Options.

(i) Subject to Sections 6(g)(ii) and 19(b) below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant to whom an Incentive Stock Option is granted, the Incentive Stock Option may be exercised only by the Participant or his guardian or legal representative.

(ii) The Committee may grant Non-qualified Stock Options (with or without tandem SARs) that are transferable during the lifetime of the Participant, provided that (A) no consideration is paid for the transfer and (B) no Options granted to Section 16 Persons may be transferable unless and except to the extent such transferability would not result in the loss of any Rule 16b-3 exemptions for nontransferable Options granted or to be granted under the Plan. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, in any of the following forms:

(i) In connection with the grant, and exercisable in lieu, of Options (“Tandem SARs”);

(ii) In connection with, and exercisable in addition to, the grant of Options (“Additive SARs”);

(iii) Independent of the grant of Options (“Freestanding SARs”); or

(iv) In any combination of the foregoing.

(b) Exercise of Tandem SARs.    Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option. The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised. Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised. Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option and shall be exercisable only when the Related Option is eligible to be exercised. In addition, if the Related Option is an ISO, a Tandem SAR shall be exercised for no more than 100% of the difference between the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised and the Option Price of the Related Option.

(c) Exercise of Additive SARs.    Additive SARs shall be deemed to be exercised upon, and in addition to, the exercise of the Related Option. The deemed exercise of Additive SARs shall not reduce the number of Shares with respect to which the Related Option remains unexercised.

(d) Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

(e) Other Conditions Applicable to SARs.    In no event shall the term of any SAR granted under the Plan exceed ten years from the Grant Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Grant Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of either a Tandem or Additive SAR. A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

(f) Payment Upon Exercise of SARs.    Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant shall be entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of either a Tandem or Additive SAR.

Payment to the Participant shall be made in Shares, valued at the Fair Market Value of the date of exercise, in cash, or a combination thereof, as the Committee may provide in the SAR Agreement. To the extent required to satisfy the conditions of Rule 16b-3(e), or as otherwise provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of an SAR. In cases where an election of settlement in cash must be consented to by the

Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

(g) Non-transferability of SARs.    No SARs granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

8. Restricted Stock.

(a) Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards shall not be required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services and/or until other conditions are satisfied as determined by the Committee in its sole discretion, unless required by applicable law.

(b) Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c) Transferability.    Except as provided in this Section 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of such other conditions as may be specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

d) Other Restrictions.    The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. Alternatively, the Committee, in its sole discretion, may have Shares of Restricted Stock issued without legend and held by the Secretary until such time that all restrictions are satisfied.

(e) Certificate Legend.    In the event that the Committee elects to legend the certificates representing Restricted Stock, and in addition to any legends placed on certificates pursuant to Section 8(d) above, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the AEP Industries Inc. 2005 Stock Option Plan, as amended, effective January 1, 2005 and in a Restricted Stock Agreement dated             . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of AEP Industries Inc.

(f) Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee in its sole discretion. Once the Shares are released from the restrictions, the Participant shall be entitled to have removed any legend that may have been placed on the certificates representing such Shares pursuant to Sections 8(d) and 8(e) herein.

(g) Voting Rights.    During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted hereunder may exercise full voting rights with respect to those Shares.

(h) Dividends and Other Distributions.    During the Period of Restriction, Participants in whose name Shares of Restricted Stock are granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed and the Shares shall be so legended.

9. Performance Awards.

(a) Grant of Performance Awards.    Subject to the terms and provisions of the Plan, Performance Awards in the form of either Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to Section 4 above, the Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant, provided that on each date that any cash is paid to any Participant pursuant to Performance Units, the amount of cash shall be divided by the Fair Market Value of a Share of Stock on such date, and the result shall be deducted from the number of Shares that may be issued under the Plan in the aggregate or to any Participant under Section 4 above. Participants receiving Performance Awards shall not be required to pay the Corporation therefor (except for applicable tax withholding) unless required by applicable law.

(b) Value of Performance Awards.    The Committee shall determine the number of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set performance goals in its discretion for each Participant who is granted a Performance Award. The extent to which such performance goals are met will determine the value of the Performance Unit or Performance Share to the Participant. Such performance goals may be particular to a Participant, may relate to the performance of the Division or Subsidiary which employs him, may be based on the performance of the Company generally, or a combination of the foregoing. The performance goals may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The performance goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee shall determine the time period during which the performance goals must be met (“Performance Period”). Each Performance Award shall be subject to such other terms and conditions as the Committee may determine which shall be set forth in an Agreement.

(c) Settlement of Performance Awards.    After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the performance goals established by the Committee and set forth in the Agreement have been satisfied.

(d) Form of Payment.    Payment of the amount to which a Participant shall be entitled upon the settlement of Performance Award shall be made in cash, Stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee.

(e) Non-transferability.    Unless the Committee provides otherwise pursuant to Section 19(b) below, no Performance Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

10. Other Stock Unit Awards.

(a) Grant.    The Committee is authorized to grant to Participants, either alone or in addition to other Awards made under the Plan, Other Stock Unit Awards to be issued at such times, subject to or based upon achievement of such performance or other goals and on such other terms and conditions as the Committee shall deem appropriate and specify in the Agreement relating thereto, which need not be the same with respect to each Participant. Stock or other securities granted pursuant to Other Stock Unit Awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.

(b) Sale and Transferability.    To the extent an Other Stock Unit Award granted under the Plan is deemed to be a derivative security within the meaning of Rule 16b-3, it may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, unless the Committee provides otherwise pursuant to Section 19(b) below. All rights with respect to such Other Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or personal representative.

11. Change in Control.

In the event of a Change in Control or immediately prior to a Change in Control of the Company, the Committee may, in its complete discretion, cause: (a) each Option then outstanding under the Plan to become fully exercisable and remain so for the duration of the Option as specified in the Agreement; (b) all restrictions or conditions related to grants of Restricted Stock to be deemed immediately and fully satisfied and all certificates representing such Shares of Restricted Stock to be released or issued free of any legend, and thereby become freely transferable; and (c) any or all restrictions or conditions related to an Award to be released and accelerated, in such a manner, in the case of Section 16 Persons, as to conform to the provisions of Rule 16b-3.

12. Option Grants to Outside Directors.

(a) Option Grants.    Immediately following each annual meeting of stockholders of the Company, commencing with the 2005 meeting and continuing with each annual meeting of stockholders thereafter until the Plan is terminated or expires pursuant to Section 16 below, or, if any such annual meeting is held on a date for which Fair Market Value cannot be calculated (because Common Stock is not traded on such date or for any other reason), then on the next date for which Fair Market Value can be calculated, each person who is an Eligible Director immediately following such annual meeting shall be granted a Non-qualified Stock Option to purchase 1,000 shares of Stock. The price at which shares may be purchased under any option granted pursuant to this Section 12(a) shall be their Fair Market Value on the date such option is granted.

(b) Term of Option and Limitations on Right to Exercise.

(i) Except as otherwise provided in Subsections 12(b)(ii), (iii), and (iv) below, an Option granted to an Outside Director may be exercised at any time for all or from time to time for any part of the shares which are subject to purchase under the Option, before the tenth anniversary of the date on which the Option was granted. If not sooner exercised or terminated pursuant to the preceding sentence or the other provisions of this Subsection 12(b)(i), an Option shall expire on the tenth anniversary of the date on which it was granted.

(ii) An Option granted to an Outside Director may not be exercised in whole or in part until the fifth anniversary of the grant date of the Option except as follows:

Exercise Period	Cumulative Percentage of Aggregate Number of Shares of Stock Covered by Option Which May be Purchased
Within first year from date of grant	0%
Beginning one year from date of grant	20%
Beginning two years from date of grant	40%
Beginning three years from date of grant	60%
Beginning four years from date of grant	80%
Beginning five years from date of grant	100%

less, in the case of each exercise period, the number of Shares of Stock, if any, previously purchased under the Option.

(iii) A Participant’s right to exercise an Option that is otherwise exercisable pursuant to the provisions of Subsections 12(b)(i) and (ii) above shall terminate one year after the Participant’s service on the Board of Directors terminates for any reason other than cause within the meaning of the Company’s by-laws, and upon the termination of the Participant’s service on the Board of Directors for cause.

(iv) An Option may not be exercised for fewer than one hundred Shares unless fewer than one hundred Shares remain subject to the Option at the time, in which case the Option may not be exercised for less than the full balance of the Shares that remain subject to the Option at the time.

(c) Time and Manner of Option Exercise.    An Option granted under this Section 12 shall be considered exercised if and when written notice, signed by the person exercising the Option and stating the number of Shares with respect to which the Option is being exercised, is received by the Secretary on a form approved for this purpose by the Committee, accompanied by full payment of the Option exercise price in one or more of the forms described in Section 12(d) below for the number of Shares to be purchased. No Option may at any time be exercised with respect to a fractional Share.

(d) Payment of Exercise Price.    The Option exercise price may be paid in whole or in part (i) in cash, (ii) by bank-certified check, cashier’s check, or personal check subject to collection, (iii) in whole Shares valued at their Fair Market Value on the date of exercise, provided that such Shares have been held by the Participant for at least six months before the date of exercise or satisfy such other requirement(s) as the Committee may impose, or (iv) by delivering to the Company a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the Shares acquired by exercise of the Option and to deliver promptly to the Company an amount of sale proceeds (or, in lieu of or pending a sale, loan proceeds) sufficient to pay the purchase price.

(e) Exercise After Death.    Following the death of an Outside Director any Options that were exercisable at the time of his death may be exercised prior to their expiration or termination pursuant to the provisions of Section 12(b) above by the Participant’s beneficiary designated pursuant to the provision of Section 12(f) below or, if no such beneficiary has been designated or survives the Participant, by the Participant’s estate or the person or persons to whom the Options passed by will or the laws of descent and distribution.

(f) Transferability.    An Option granted to an Outside Director under the Plan is not transferable by the Participant other than by will or the laws of descent and distribution and, during the lifetime of the Participant, is exercisable only by him or his legal representative. Notwithstanding the foregoing, a Participant may designate a beneficiary to whom his Options shall pass in the event of his death, provided that such beneficiary is designated in writing on a form approved for that purpose by the Committee and such form is received by the Secretary prior to the Participant’s death and, provided further, that the Committee consents to any beneficiary so designated.

13. Adjustment for Changes in Stock Subject to Plan and Other Events.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or Shares of the Company, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of Shares subject to the Plan, in the number and kind of Shares covered by outstanding Awards, in the Option price per Share of outstanding Options, in the maximum number of Shares that may be issued to any Participant pursuant to Awards made under the Plan, and in the number of Shares which shall be optioned annually to each Outside Director pursuant to Section 12 hereof. If the adjustment would produce fractional Shares with respect to any then outstanding Awards, the Committee may adjust appropriately the number of Shares covered by the outstanding Awards so as to eliminate the fractional Shares. Any adjustment to be made with respect to Incentive Stock Options shall comply with Sections 422 and 424 of the Code.

In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of all, or a majority of the then outstanding voting securities of the Company, all outstanding Options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (a) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (b) the date of commencement of such tender offer or exchange offer, as the case may be.

14. (a) Registration, Listing and Qualification of Shares of Stock.    Each Award shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered thereby upon any securities exchange or under any Federal or state law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase, issuance, or transfer of Shares thereunder, no such Award may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company may require that any person exercising an Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(b) Other Terms and Conditions.    The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Awards, as it deems advisable.

15. Effectiveness of Plan.    The Plan will not be effective unless approved by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose within twelve months of adoption by the Board, and no Award granted hereunder shall be exercisable prior to such approval.

16. Amendment, Modification, and Termination of Plan.

(a) Amendment, Modification and Termination.    Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted hereunder after, the earlier of (i) the close of business on the next day preceding the tenth anniversary of the date of adoption of the Plan by the Board of Directors or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Options granted under the Plan. If the date of termination is determined under (i) above, then Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Options. At any time and from time to time, the Board may terminate, amend, or modify the Plan. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Code Section 162(m) and regulations issued thereunder, or with Rule 16b-3. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules, or regulations. The Plan provisions that determine the amount, price and timing of Option grants to Outside Directors may not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, unless the Board determines that Rule 16b-3 will not be rendered unavailable thereby.

(b) Awards Previously Granted.    No termination, amendment, or modification of the Plan, shall adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

17. Withholding.

(a) Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment under or as a result of this Plan.

(b) Stock Withholding.    To the extent that the Code requires withholding upon the exercise of Non-qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, the Committee may permit or require, subject to any rules it deems appropriate, the withholding requirement to be satisfied, in whole or in part, with or without the consent of the Participant, by having the Company withhold Shares having a Fair Market Value equal to the amount required to be withheld from the Shares issuable to the Participant. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.

18. Successors.

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

19. General.

(a) Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required. No Shares shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

(b) Effect of the Plan.    The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, a Subsidiary, a Parent, or the Committee, except as expressly provided in the Plan. The Plan is does not intended to constitute a contract of employment between the Company or any of its Subsidiaries or Affiliates and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Company or any of its Subsidiaries or Affiliates. No Award and no right under the Plan, contingent or otherwise, shall be subject to any encumbrance, pledge or charge of any nature or shall be assignable except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated in respect to the Award in the event of the death of the holder of the Award and except, also, that if the beneficiary shall be the executor or administrator of the estate of the holder of the Award, any rights in respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award or under the laws relating to descent and distribution.

(c) Certain Hardship Distribution Provisions.    No Participant may exercise an Award or engage in any other transaction with respect to an Award or the Plan during the balance of the calendar year after the Participant receives a hardship distribution from a plan of the Company or a related party within the provisions of Code sections 414(b),(c), (m) or (o) containing a cash or deferred arrangement under Section 401(k) of the Code, or during the following calendar year, if such exercise or other transaction would constitute an elective contribution or employee contribution to the Plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B)(4). The preceding sentence shall not apply if and to the extent that the Committee determines it is not necessary to qualify any such plan as a cash or deferred arrangement under Section 401(k) of the Code.

(d) Creditors.    The interests of any Participant under the Plan or any Agreement shall not be subject to the claims of creditors and may not, in any way, be assigned, alienated, or encumbered.

(e) Governing Law.    The Plan, and all Agreements made pursuant hereto, shall be governed, construed, and administered in accordance with and governed by the laws of the State of New Jersey and the intention of the Company that ISOs granted under the Plan qualify as such under Section 422 of the Code.

(f) Severability.    In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Rule 16b-3 Requirements; Code Section 162(m).    Any provision of the Plan to the contrary notwithstanding: (i) the Committee may impose such conditions on any Award as the Committee may determine, on the advice of counsel, are necessary or desirable to satisfy the provisions of Rule 16b-3; (ii) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of Rule 16b-3 unless the

Committee determines otherwise; (iii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code unless the Committee determines otherwise; (iv) the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C) as well as Awards that do not so qualify; and (v) any provision of the Plan that would prevent the Committee from exercising the authority referred to in clause (iv) hereof or that would prevent an Award that the Committee intends to qualify as performance-based compensation under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out the Committee’s intention, and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

20. Other Actions.    Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or issue options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

ANNUAL MEETING OF STOCKHOLDERS OF

AEP INDUSTRIES INC.

April 10, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and annual report

are available at https://materials.proxyvote.com/001031

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

        ¢  20330330000000000000    0                                                                                           041012

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2, 3 AND 4:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class B Directors:
☐	FOR ALL NOMINEES	NOMINEES: ¦ Robert T. Bell ¦ Paul M. Feeney ¦ Frank P. Gallagher
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2012.	☐	☐	☐

3.	Advisory approval of named executive officer compensation.	☐	☐	☐

4.	Approval of the material terms of performance unit goals used under the 2005 Stock Option Plan, for compliance with Section 162(m) of the Internal Revenue Code.	☐	☐	☐

Note:	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this Proxy will be voted as directed. If no direction is indicated as to Items 1, 2, 3 or 4: (i) if the shares are subject to the AEP Industries Inc. 401(k) and Employee Stock Ownership Plan, the shares will not be voted for such Item(s), and (ii) if the shares are otherwise owned, the shares will be voted as the Board recommends, as noted above.

Electronic Access to Future Documents

If you would like to receive future shareholder communications via e-mail exclusively and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signing as a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signing as a partnership, please sign in partnership name by authorized person.

¢

☐	¢

AEP INDUSTRIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 10, 2012

The undersigned, a stockholder of AEP INDUSTRIES INC., hereby appoints Lawrence R. Noll and James B. Rafferty, and each of them, with full power of substitution, as proxies to represent and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 10, 2012, at 10:00 A.M., local time, or any postponements or adjournments thereof.

The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the listed matters and, in their discretion, on any other matters which may properly come before the meeting or any postponement or adjournment thereof.

(Continued on reverse side.)

¢	14475	¢